    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 1999


                                                      REGISTRATION NO. 333-83547

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             METAL MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)
    (FOR CO-REGISTRANTS, SEE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)
                                      5090
                          (Primary Standard Industrial
                             Classification Number)
                                   94-2835068
                                (I.R.S. Employer
                              Identification No.)

                      500 NORTH DEARBORN STREET, SUITE 405
                            CHICAGO, ILLINOIS 60610
                                 (312) 645-0700
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                               DAVID A. CARPENTER
    EXECUTIVE VICE PRESIDENT, ADMINISTRATION, LEGAL & REGULATORY AFFAIRS AND
                                   SECRETARY
                             METAL MANAGEMENT, INC.
                      500 NORTH DEARBORN STREET, SUITE 405
                            CHICAGO, ILLINOIS 60610
                                 (312) 645-0700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                    COPY TO:
                                 PAUL W. THEISS
                              MAYER, BROWN & PLATT
                            190 SOUTH LASALLE STREET
                          CHICAGO, ILLINOIS 60603-3441
                                 (312) 782-0600
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this registration statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------------

    If this form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]
------------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                            PROPOSED           PROPOSED
                                                                             MAXIMUM            MAXIMUM
              TITLE OF EACH CLASS OF                     AMOUNT TO       OFFERING PRICE        AGGREGATE          AMOUNT OF
            SECURITIES TO BE REGISTERED                BE REGISTERED        PER UNIT        OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
12 3/4% Senior Secured Notes due 2004..............     $30,000,000           100%            $30,000,000          $8,340
-------------------------------------------------------------------------------------------------------------------------------
Guarantees of 12 3/4% Senior Secured Notes due
  2004.............................................     $30,000,000            (2)                (2)               None
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Calculated based on the book value of the securities to be canceled by the registrant in the exchange in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2) Pursuant to Rule 457(n), no separate filing fee is required.
                            ------------------------

    THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

                                                           STATE OF                                  PRIMARY STANDARD
                                                         INCORPORATION      I.R.S. EMPLOYER      INDUSTRIAL CLASSIFICATION
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER    OR ORGANIZATION    IDENTIFICATION NO.           CODE NUMBER
----------------------------------------------------    ---------------    ------------------    -------------------------
Aerospace Metals, Inc............................         Delaware             36-4201748                  5090
American Scrap Processing, Inc...................         Illinois             36-3197180                  5090
California Metals Recycling, Inc.................        California            95-3297588                  5090
CIM Trucking, Inc................................         Illinois             36-4035047                  5090
Cometco Corp.....................................         Illinois             36-3199694                  5090
Cozzi Building Corporation.......................         Illinois             36-2588600                  5090
Cozzi Iron & Metal, Inc..........................         Illinois             36-2582686                  5090
C Shredding Corp.................................         Illinois             36-3716605                  5090
EMCO Trading, Inc................................         Arizona              86-0749343                  5090
Ferrex Trading Corporation.......................         Delaware             34-1627973                  5090
FPX, Inc.........................................        Tennessee             36-4259017                  5090
Firma, Inc.......................................        California            95-3876436                  5090
Firma Plastic Co., Inc...........................        California            95-4316294                  5090
Houston Compressed Steel Corp....................          Texas               74-0693472                  5090
HouTex Metals Company, Inc.......................          Texas               74-2069895                  5090
The Isaac Corporation............................           Ohio               34-0901723                  5090
Kankakee Scrap Corporation.......................         Illinois             36-2657218                  5090
Kimerling Acquisition Corp.......................         Delaware             36-4218674                  5090
Mac Leod Metals Co...............................        California            95-2588260                  5090
Metal Management Arizona, Inc....................         Arizona              86-0730945                  5090
Metal Management Gulf Coast, Inc.................         Delaware             76-0570379                  5090
Metal Management Pittsburgh, Inc.................         Delaware             15-5369538                  5090
Metal Management Realty, Inc.....................         Arizona              74-2783185                  5090
Michael Schiavone & Sons, Inc....................         Delaware             06-1516622                  5090
Naporano Iron & Metal Co.........................        New Jersey            22-1449923                  5090
Newell Recycling West, Inc.......................         Colorado             84-0888787                  5090
NIMCO Shredding Co...............................        New Jersey            22-1986545                  5090
138 Scrap, Inc...................................         Illinois             36-4226684                  5090
PerlCo, L.L.C....................................        Tennessee             62-1600547                  5090
P. Joseph Iron & Metal, Inc......................           Ohio               34-1655550                  5090
Proler Southwest Inc.............................          Texas               76-0378431                  5090
Proler Steelworks L.L.C..........................         Delaware             64-0850641                  5090
R&P Holdings, Inc................................         Delaware             25-1619177                  5090
Reserve Iron & Metal Limited Partnership.........         Delaware             34-1658201                  5090
Salt River Recycling, L.L.C......................         Arizona              86-0819529                  5090
Scrap Processing, Inc............................         Illinois             36-3588940                  5090
Torrington Scrap Company.........................         Delaware             06-1516623                  5090
Trojan Trading Co................................        California            95-4327581                  5090
USA Southwestern Carrier, Inc....................         Arizona              86-0749056                  5090

                           -------------------------

                           C/O METAL MANAGEMENT, INC.
                      500 NORTH DEARBORN STREET, SUITE 405
                            CHICAGO, ILLINOIS 60610
                                 (312) 645-0700
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           -------------------------

                               DAVID A. CARPENTER
    EXECUTIVE VICE PRESIDENT, ADMINISTRATION, LEGAL & REGULATORY AFFAIRS AND
                                   SECRETARY
                             METAL MANAGEMENT, INC.
                      500 NORTH DEARBORN STREET, SUITE 405
                            CHICAGO, ILLINOIS 60610
                                 (312) 645-0700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           -------------------------

                                    Copy to:
                                 PAUL W. THEISS
                              MAYER, BROWN & PLATT
                            190 SOUTH LASALLE STREET
                          CHICAGO, ILLINOIS 60603-3441
                                 (312) 782-0600

THE INFORMATION IN THIS PROSPECTUS IS INCOMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 10, 1999


PROSPECTUS

                             METAL MANAGEMENT, INC.
                   OFFER TO EXCHANGE UP TO $30,000,000 OF OUR
                     12 3/4% SENIOR SECURED NOTES DUE 2004
                      WHICH HAVE BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933 FOR ALL OF OUR OUTSTANDING
                     12 3/4% SENIOR SECURED NOTES DUE 2004

                           -------------------------

MATERIAL TERMS OF THE EXCHANGE OFFER:


     - The exchange offer expires at 5:00 p.m., New York City time, on September 16, 1999, unless extended.


     - The exchange offer is subject only to the conditions that the exchange offer will not violate any applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission.

     - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

     - Tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

     - The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

     -  We will not receive any proceeds from the exchange offer.

     - The terms of the new notes to be issued are substantially identical to your old notes, except that the new notes will not have transfer restrictions and you will not have registration rights.

     - There is no established trading market for the new notes, and we do not intend to apply for listing of the new notes on any securities exchange.

THE SENIOR SECURED NOTES:

     -  Maturity: June 15, 2004.


     - Interest Payment: semi-annually in cash on June 15 and December 15, commencing on December 15, 1999.


     - Redemption: the new notes will be redeemable on or after June 15, 2000. Holders of the new notes may also require us to redeem all or a part of such holder's new notes upon certain asset sales or changes of control.

     - Ranking: the new notes will be our senior obligations, ranking equally with all of our existing and future unsubordinated debt and senior to all of our existing and future subordinated debt.

     - Guarantee: the new notes will be guaranteed by all of our significant restricted subsidiaries.

     - Security: the new notes and the guarantees will be secured by a second priority lien on substantially all of our and our subsidiaries' personal property, plant (to the extent it constitutes fixtures) and equipment that secure our senior credit facility.
                           -------------------------

     FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU PARTICIPATE IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS.
                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this prospectus is August 11, 1999.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Incorporation of Information by Reference...................      i
Where You Can Find More Information.........................     ii
Prospectus Summary..........................................      1
Risk Factors................................................     10
Forward-Looking Statements..................................     21
Metal Management, Inc.......................................     21
The Exchange Offer..........................................     22
Use of Proceeds.............................................     32
Capitalization..............................................     33
Description of the Notes....................................     34
Certain Federal Income Tax Consequences.....................     78
Plan of Distribution........................................     85
Legal Matters...............................................     85
Experts.....................................................     85

                           -------------------------

     You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the Securities and Exchange Commission that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

                   INCORPORATION OF INFORMATION BY REFERENCE

     This prospectus "incorporates by reference" important business and financial information about our company that is not included in or delivered with the prospectus. This means:

     - incorporated documents are considered part of this prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the Securities and Exchange Commission will automatically update and supersede this prospectus.

The following documents are incorporated into this prospectus by reference:

     - our Annual Report on Form 10-K, and amended Annual Report on Form 10-K/A, for the fiscal year ended March 31, 1999;

     - our Current Report on Form 8-K, dated April 16, 1999, relating to an amendment to our senior credit facility;

     - our Current Report on Form 8-K, dated May 7, 1999, relating to the issuance of the old notes;

     - our Current Report on Form 8-K, dated July 15, 1999, relating to the resignation of T. Benjamin Jennings as our Chairman of the Board and Chief Executive Officer; and

     - all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the exchange offer is complete.

     YOU MAY OBTAIN COPIES OF THE INFORMATION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS WITHOUT CHARGE UPON ORAL OR WRITTEN REQUEST TO: METAL MANAGEMENT, INC.; ATTENTION: CORPORATE SECRETARY; 500 NORTH DEARBORN STREET, SUITE 405, CHICAGO, ILLINOIS, 60610; TELEPHONE: (312) 645-0700.

     TO OBTAIN TIMELY DELIVERY OF ANY OF THIS INFORMATION, YOU MUST MAKE YOUR REQUEST AT LEAST FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER. YOU MUST MAKE YOUR REQUEST BY SEPTEMBER 9, 1999.


                      WHERE YOU CAN FIND MORE INFORMATION

     You may read and copy the reports, statements and other information we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission but must pay photocopying fees. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission's Internet site (http://www.sec.gov). These documents and other information about our company that we file with the Securities Exchange Commission are also available for viewing at the offices of The NASDAQ Stock Market, 1735 K Street, NW, Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

     This summary contains basic information about this exchange offer. This summary does not contain all of the information that may be important to you in deciding whether to participate in the exchange offer. We encourage you to read the entire prospectus, including the information described under the heading "Risk Factors," and the business and financial information incorporated by reference into this prospectus before you participate in the exchange offer. Unless the context otherwise requires, references to "Metal Management," "we," "our," "us" and other similar terms are to Metal Management, Inc. and its consolidated subsidiaries.

                               THE EXCHANGE OFFER

     We sold $30.0 million of our 12 3/4% Senior Secured Notes due 2004 to the initial purchaser on May 7, 1999. The initial purchaser resold those notes in reliance on Rule 144A under the Securities Act of 1933.

     We entered into a registration rights agreement with the initial purchaser on May 7, 1999 in which we agreed, among other things, to:

     - file a registration statement with the Securities and Exchange Commission relating to the exchange offer on or before August 5, 1999;

     - deliver to you this prospectus;

     - cause the registration statement, which includes this prospectus, to become effective on or before November 8, 1999; and

     - keep the exchange offer open for acceptance for at least 25 business days after notice of the exchange offer is mailed to holders of the old notes.

     You are entitled to exchange your old notes for new registered 12 3/4% Senior Secured Notes due 2004 with substantially identical terms as the old notes, except for transfer restrictions and registration rights. If we do not complete the exchange offer on or before December 15, 1999, the interest rate on your notes will be increased. You should read the discussion under the heading "The Exchange Offer--Purpose and Effect; Registration Rights" and "Description of the Notes" for further information regarding the new notes that we are offering in exchange for your old notes.

     We believe that you may resell the new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, subject to the conditions described under "The Exchange Offer." You should read that section for further information regarding the exchange offer.

                             METAL MANAGEMENT, INC.

     We are one of the largest and fastest-growing full-service metals recyclers in the United States, with approximately 50 recycling facilities in 15 states. We also own a 28.5% interest in Southern Recycling, L.L.C., the largest scrap metal recycler in the Gulf Coast region. We are a leading consolidator in the metals recycling industry. We have achieved our leading position in the metals recycling industry primarily by implementing a national strategy of completing and integrating regional acquisitions. We believe that our consolidation strategy will enhance the competitive position and profitability of the operations we acquire through the use of improved managerial and financial resources and increased economies of scale. Our principal executive office is located at 500 North Dearborn Street, Suite 405, Chicago, Illinois 60610. Our telephone number is (312) 645-0700.

                              RECENT DEVELOPMENTS

     Effective as of July 15, 1999, T. Benjamin Jennings resigned as our Chairman of the Board and Chief Executive Officer in order to pursue other personal and business interests. Mr. Jennings also resigned as one of our directors.

                          TERMS OF THE EXCHANGE OFFER

     The exchange offer relates to the exchange of up to $30.0 million aggregate principal amount of old notes for an equal aggregate principal amount of registered new notes. The new notes will be obligations of Metal Management and will be governed by the same indenture that governs the old notes.

New Notes..................  We are offering registered 12 3/4% Senior Secured
                             Notes due 2004 for your notes. The terms of the new notes and your old notes are substantially identical, except:

                             - the new notes will be registered under the
                               Securities Act of 1933;

                             - the new notes will not bear any legends
                               restricting transfer; and

                             - except under limited circumstances, your rights
                               under the registration rights agreement, including your right to receive additional interest, will terminate.

The Exchange Offer.........  We are offering to exchange $1,000 in principal amount of the new notes for each $1,000 in principal amount of your old notes. As of the date of this prospectus, $30.0 million aggregate principal amount of the old notes is outstanding.


Expiration Date............  You have until 5:00 p.m., New York City time, on
                             September 16, 1999 to validly tender your old notes if you want to exchange your old notes for new notes. We may extend that date under certain conditions.


Conditions of the Exchange
Offer; Extensions;
Amendments.................  You are not required to tender any minimum principal amount of your old notes in order to participate in the exchange offer. If you validly tender and do not validly withdraw your old notes, your old notes will be exchanged for new notes as long as the exchange offer does not violate any applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission.

                             We may delay or extend the exchange offer and, if either of the above conditions is not met, we may terminate the exchange offer. We will notify you of any delay, extension or termination of the exchange offer.

                             We may also waive any condition or amend the terms of the exchange offer. If we materially amend the exchange offer, we will notify you.

Interest...................  You will receive interest on the new notes from the date interest was last paid on your old notes. If no interest was paid on your old notes, you will receive interest from May 7, 1999. If your old notes are exchanged for new notes, you will not receive any accrued interest on your old notes.

Procedures for Tendering
Old Notes; Special
Procedures for Beneficial
Owners.....................  If you want to participate in the exchange offer, you must transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent. Please send these materials to the exchange agent at the address set forth in the accompanying letter of transmittal prior to 5:00 p.m., New

                             York City time, on the expiration date. You must also send one of the following:

                             - certificates for your old notes;

                             - a timely confirmation of book-entry transfer of
                               your old notes into the exchange agent's account at The Depository Trust Company; or

                             - the items required by the guaranteed delivery
                               procedures described below.

                             If you are a beneficial owner of your old notes and your old notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company, and you wish to tender your old notes in the exchange offer, you should instruct your nominee to promptly tender the old notes on your behalf.

                             If you are a beneficial owner and you want to tender your old notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, make appropriate arrangements to either register ownership of your old notes in your name or obtain a properly completed bond power from the registered holder of your old notes.

                             By executing the letter of transmittal, you will represent to us that:

                             - you are not our "affiliate" (as defined in Rule
                               405 under the Securities Act of 1933);

                             - you will acquire the new notes in the ordinary
                               course of your business;

                             - you are not a broker-dealer that acquired your
                               old notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act of 1933 or any other available exemption under the Securities Act of 1933;

                             - if you are a broker-dealer that acquired your old
                               notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and

                             - you are not participating, do not intend to
                               participate and have no arrangement or
                               understanding with any person to participate in the distribution of the new notes.

                             If your old notes are not accepted for exchange for any reason, we will return your old notes to you at our expense.

Guaranteed Delivery
Procedures.................  If you wish to tender your old notes and:

                             - your old notes are not immediately available;

                             - you are unable to deliver on time your old notes
                               or any other document that you are required to deliver to the exchange agent; or

                             - you cannot complete the procedures for delivery
                               by book-entry transfer on time;

                             then you may tender your old notes according to the guaranteed delivery procedures that are discussed in the letter of transmittal and in "The Exchange Offer--Guaranteed Delivery Procedures."

Acceptance of Old Notes and
Delivery of New Notes......  We will accept all old notes that you have properly tendered on time when all conditions of the exchange offer are satisfied or waived. The new notes will be delivered promptly after we accept the old notes.

Withdrawal Rights..........  Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

The Exchange Agent.........  Harris Trust and Savings Bank is the exchange agent. Its address and telephone number are set forth in "The Exchange Offer--The Exchange Agent; Assistance."

Fees and Expenses..........  We will pay all expenses relating to the exchange offer and compliance with the registration rights agreement. We will also pay certain transfer taxes, if applicable, relating to the exchange offer.

Resales of New Notes.......  We believe that the new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery requirements of the Securities Act of 1933 if:

                             - you are not our "affiliate" (as defined in Rule
                               405 under the Securities Act of 1933);

                             - you acquire the new notes in the ordinary course
                               of your business;

                             - you are not a broker-dealer that purchased old
                               notes from us to resell them pursuant to Rule 144A under the Securities Act of 1933 or any other available exemption under the Securities Act of 1933; and

                             - you are not participating, and have no
                               arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act of 1933) of the new notes.

                             You should read the information under the heading "The Exchange Offer--Resales of the New Notes" for a more complete description of why we believe that you can freely transfer new notes received in the exchange offer without registration or delivery of a prospectus.

                             All broker-dealers that are issued new notes for their own accounts in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that they will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the new notes. If you are a broker-dealer and are required to deliver a prospectus, you may use this prospectus for an offer to resell, a resale or other transfer of the new notes.

Federal Income Tax
Consequences...............  The issuance of the new notes will not constitute a taxable exchange for U.S. federal income tax purposes. You will not recognize any gain or loss upon receipt of the new notes. See "Certain Federal Income Tax Consequences."

Registration Rights
Agreement..................  In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchaser of the old notes that grants the holders of the old notes registration rights. As a result of making and consummating this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. If you do not tender your old notes in the exchange offer, you will not have any further registration rights under the registration rights agreement or otherwise unless you were not eligible to participate in the exchange offer or do not receive freely transferrable new notes in the exchange offer. See "The Exchange Offer--Purpose and Effect; Registration Rights."

                    CONSEQUENCES OF NOT EXCHANGING OLD NOTES

     If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer contained in the legend on the old notes. In general, the old notes may not be offered or sold unless they are registered under the Securities Act of 1933. However, you may offer or sell your old notes under an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act of 1933.

                          DESCRIPTION OF THE NEW NOTES

Issuer.....................  Metal Management, Inc.

Securities Offered.........  $30,000,000 principal amount of 12 3/4% Senior
                             Secured Notes due 2004.

Maturity...................  June 15, 2004.

Interest Rate..............  12 3/4% per year (calculated using a 360-day year).

Interest Payment Dates.....  June 15 and December 15, beginning on December 15,
                             1999. Interest will accrue from May 7, 1999.

Guarantees.................  All of our significant restricted subsidiaries will unconditionally guarantee the new notes. If we create or acquire a new domestic subsidiary, it will guarantee the new notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture or the subsidiary does not have significant assets.

Ranking....................  The new notes will be our senior obligations and will rank equally in right of payment with all of our existing and future unsubordinated debt, and senior in right of payment to all of our existing and future subordinated debt.

                             The guarantees by our subsidiaries will rank equally in right of payment with all of their existing and future unsubordinated debt and senior in right of payment to all of their existing and future subordinated debt.

                             The new notes and the guarantees will be effectively subordinated to the debt under our senior credit facility due to the noteholders' junior lien on our and our subsidiaries' assets that secure the new notes and the senior credit facility. In addition, debt under our senior credit facility is secured by substantially all of our real property, which does not currently secure the new notes and, thus, the holders of the new notes will have no direct claim to that real property.

                             As of March 31, 1999, we and our subsidiaries:

                             - had approximately $335.5 million of debt
                               outstanding,

                               -- including approximately $144.4 million of debt
                                  under our senior credit facility (excluding approximately $5.4 million of outstanding letters of credit), and

                               -- excluding approximately $22.5 million that we
                                  had available to borrow under our senior credit facility on that date.

Security...................  The new notes and the guarantees will be secured by a second priority lien, subject to certain exceptions, on substantially all of our and our subsidiaries' personal property, plant (to the extent it constitutes fixtures) and equipment that from time to time secure our senior credit facility. The liens securing the new notes and the subsidiary guarantees will be subordinated to the liens securing the senior credit facility.

                             To the extent collateral is released under the senior credit facility, the holders of the new notes will be required to release their security interest in the same collateral. Therefore, if at any time all of the collateral securing the senior credit facility is released or the senior credit facility ceases to be in effect, the new notes and the guarantees will become our and our subsidiaries' unsecured obligations.

Optional Redemption........  On or after June 15, 2000, we may redeem some or all of the new notes (in multiples of $10 million) at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest.

Change of Control..........  If we experience a change of control, we must offer to repurchase the new notes at 101% of their principal amount, plus accrued and unpaid interest.

Asset Sale Proceeds........  If we or our restricted subsidiaries engage in asset sales, we generally must invest the net cash proceeds from those sales in our business or prepay our senior credit facility (or other debt) or make an offer to purchase a principal amount of the new notes equal to the net cash proceeds remaining after those investments and prepayments. The purchase price of the new notes will be 100% of their principal amount, plus accrued and unpaid interest.

Certain Indenture
Provisions.................  The indenture governing the new notes will contain covenants limiting our (and our restricted subsidiaries') ability to:

                             - incur additional debt;

                             - pay dividends or distributions on our capital
                               stock or repurchase our capital stock;

                             - issue stock of subsidiaries;

                             - make certain investments;

                             - create liens on our assets;

                             - enter into transactions with affiliates;

                             - merge or consolidate with another company; and

                             - transfer and sell assets or enter into sale and
                               leaseback transactions.

                             These covenants are subject to a number of important limitations and exceptions. See "Description of the Notes--Certain Covenants."

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table sets forth our selected historical and pro forma consolidated financial data for the periods indicated. The historical data has been restated to reflect the merger with R&P Holdings, Inc., otherwise known as the Bluestone merger, as a pooling-of-interests. The historical financial data included in the table below reflect the results of our prior operations of designing, manufacturing and marketing electronic presentation products and color printers and related consumable products as discontinued operations. We sold the assets relating to these operations in July and December 1996.

                                                          FISCAL YEARS      FIVE MONTHS
                                                              ENDED            ENDED              FISCAL YEARS
                                                           OCTOBER 31,       MARCH 31,          ENDED MARCH 31,
                                                         ---------------    -----------    --------------------------
                                                         1994      1995        1996         1997      1998      1999
                                                         ----      ----        ----         ----      ----      ----
                                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales..............................................  $64.8    $112.8      $ 36.3       $141.8    $570.0    $805.3
Gross profit...........................................    3.5       7.8         1.4         11.4      52.1      65.2
General and administrative expenses....................    2.0       6.3         2.3         10.4      28.2      56.4
Depreciation and amortization..........................    0.1       0.1         0.1          2.5      10.1      25.6
Non-cash and non-recurring expenses(1).................    0.0       0.0         0.0          0.0      43.5      16.2
Operating income (loss) from continuing operations.....    1.4       1.4        (1.0)        (1.5)    (29.7)    (33.0)
Interest expense.......................................    0.4       1.2         0.5          2.3      10.0      31.3
Income (loss) from continuing operations...............    1.9       1.1        (0.9)        (2.1)    (34.4)    (47.0)
Income (loss) from discontinued operations.............   (0.4)     (2.7)        0.0          0.8       0.2       0.1
Extraordinary charge(2)................................    0.0       0.0         0.0          0.0       0.0       0.9
Preferred stock dividends(3)...........................    0.0       0.0         0.0          0.0       7.1       1.8
Net income (loss) applicable to common stock...........    1.5      (1.6)       (0.9)        (1.3)    (41.3)    (49.7)
Income (loss) from continuing operations applicable to
  common stock:
  Basic................................................  $0.31    $ 0.18      $(0.15)      $(0.21)   $(2.00)   $(1.22)
  Diluted..............................................  $0.31    $ 0.18      $(0.15)      $(0.21)   $(2.00)   $(1.22)
  Cash dividends per common share......................  $0.20    $ 0.15      $ 0.00       $ 0.00    $ 0.00    $ 0.00
OTHER FINANCIAL DATA:
Adjusted EBITDA(4).....................................  $ 1.5    $  1.5      $ (0.9)      $  1.0    $ 23.9    $  8.8
Ratio of earnings to fixed charges(5)..................    5.4       2.5          --           --        --        --
BALANCE SHEET DATA:
Working capital (deficit)..............................  $10.7    $ 11.1      $ 11.1       $ (9.7)   $101.6    $ 85.9
Total assets...........................................   30.6      39.1        31.7         94.7     497.2     667.7
Total debt (including current maturities)..............    8.1      17.6        11.6         48.1     151.5     335.5
Convertible preferred stock............................    0.0       0.0         0.0          0.0      33.0      20.0
Common stockholders' equity............................   15.8      12.6        12.4         27.2     215.4     219.2
UNAUDITED PRO FORMA FINANCIAL DATA(6):
Interest expense.......................................    N/A       N/A         N/A          N/A       N/A    $ 34.1
Loss from continuing operations applicable to common
  stock................................................    N/A       N/A         N/A          N/A       N/A    $(50.9)
Loss from continuing operations applicable to common
  stock:
  Basic................................................    N/A       N/A         N/A          N/A       N/A    $(1.27)
  Diluted..............................................    N/A       N/A         N/A          N/A       N/A    $(1.27)
Total debt (including current maturities)..............    N/A       N/A         N/A          N/A       N/A     337.0

---------------
(1) Non-cash and non-recurring expenses of $43.5 million for fiscal 1998 consisted of non-cash warrant compensation expense of $30.6 million and facility abandonment, shut-down and integration charges of $12.9 million. Non-cash and non-recurring expenses of $16.2 million for fiscal 1999 consisted of non-cash warrant compensation income of $6.8 million, merger related costs of $3.2 million, loss on the Superior Forge, Inc. disposition of $6.8 million and facility abandonment and integration charges of $13.0 million.

(2) Extraordinary charge in fiscal 1999 relates to prepayment penalties, fees, and other costs incurred to refinance debt, net of related income tax benefit.

(3) Fiscal 1998 amount includes a $5.6 million non-cash charge for the beneficial conversion feature of the preferred stock.

(4) Adjusted EBITDA represents income from continuing operations plus interest expense (including amortization of debt issuance costs), taxes, depreciation and amortization. Adjusted EBITDA also excludes historical non-cash and non-recurring expenses and other non-operating income and expenses. Adjusted EBITDA is presented here to provide additional information about our ability to meet our future debt service, capital expenditure and working capital requirements. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative either to net income, as an indicator of our operating performance, or to cash flows, as a measure of our liquidity. Items excluded from Adjusted EBITDA, such as non-cash and non-recurring expenses, depreciation and amortization, are significant components of our financial statements and should be considered in assessing our financial performance. This definition of Adjusted EBITDA may differ from similarly titled measures presented by other companies.

(5) For purposes of the computation, the ratio of earnings to fixed charges has been calculated by dividing (i) pre-tax income (loss) from continuing operations plus fixed charges by (ii) fixed charges. Fixed charges are equal to interest expense plus the portion of the rent expense estimated to represent interest expense. During the following periods, the deficiency of earnings to fixed charges was as follows (in millions):

                    FISCAL YEARS ENDED MARCH 31,
FIVE MONTHS ENDED   -----------------------------
 MARCH 31, 1996      1997       1998       1999
-----------------    ----       ----       ----
      $1.6          $3.0      $38.9      $64.1

(6) Pro forma interest expense, pro forma loss from continuing operations and pro forma per share data reflect the incremental interest expense as a result of the issuance of the old notes, as if the issuance of the old notes had occurred on April 1, 1998. Pro forma total debt gives effect to the issuance of the old notes and the application of the net proceeds therefrom, as if the issuance of the old notes had occurred on March 31, 1999.

                                  RISK FACTORS

     You should carefully consider the following risk factors, as well as the other information contained in this prospectus, in connection with a decision to tender your old notes in the exchange offer.

YOU MAY NOT BE ABLE TO SELL YOUR OLD NOTES IF YOU DO NOT EXCHANGE THEM FOR REGISTERED NEW NOTES IN THE EXCHANGE OFFER.

     If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer as stated in the legend on the old notes. In general, you may not offer or sell the old notes unless they are:

     - registered under the Securities Act of 1933;

     - offered or sold pursuant to an exemption from the Securities Act of 1933 and applicable state securities laws; or

     - offered or sold in a transaction not subject to the Securities Act of 1933 and applicable state securities laws.

     We do not currently anticipate that we will register the old notes under the Securities Act of 1933. In addition, holders who do not tender their old notes, except for certain instances involving the initial purchasers or holders of old notes who are not eligible to participate in the exchange offer or who do not receive freely transferrable new notes pursuant to the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest.

THE MARKET FOR OLD NOTES MAY BE SIGNIFICANTLY MORE LIMITED AFTER THE EXCHANGE OFFER.

     If old notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for old notes that remain outstanding may be significantly more limited. As a result, the liquidity of the old notes not tendered for exchange may be adversely affected. The extent of the market for old notes and the availability of price quotations would depend upon a number of factors, including the number of holders of old notes remaining outstanding and the interest of securities firms in maintaining a market in the old notes. An issue of securities with a smaller number of units available for trading, which is called the "float," may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for old notes that are not exchanged may be lower as a result of the reduced float caused by the exchange of old notes in the exchange offer. The trading price of the old notes that are not exchanged may also become more volatile due to the reduced float.

UNLESS OUR RESULTS OF OPERATIONS IMPROVE, WE MAY BE UNABLE TO SERVICE OUR INDEBTEDNESS.

     During the year ended March 31, 1999, we experienced losses of approximately $50 million and were challenged to maintain adequate working capital and to comply with the agreements governing our indebtedness. Since September 30, 1998, we have entered into three amendments to our senior credit facility to avoid the occurrence of events of default under that facility. If our results of operations do not improve during the current fiscal year, we could be unable to make interest payments on our indebtedness or may have difficulty complying with financial debt covenants. In addition, there can be no assurance that further amendments or waivers of defaults under our senior credit facility would be available in the future if we were to default on our indebtedness. In that event, we may be required to restructure our operations and financial obligations. Based on our projections for the current fiscal year, we believe that we will be able to meet maturing debt obligations as they become due and comply with our financial and other debt covenants.

     Our recent results of operations for the year ended March 31, 1999 were negatively impacted by a dramatic and precipitous collapse in the domestic steel industry and, in turn, the metals recycling industry. This resulted in a significant decline in the price and demand for scrap metals. Although there has been some improvement in the market conditions in the scrap metals industry since January 1999, resulting in both improved demand and pricing for scrap metals, we cannot assure you that this trend will continue to be sustained.

WE ARE HIGHLY LEVERAGED, WHICH COULD HAVE IMPORTANT NEGATIVE CONSEQUENCES TO THE HOLDERS OF THE NEW NOTES.

     We are highly leveraged. As of March 31, 1999, we had $335.5 million of debt outstanding. For the year ended March 31, 1999, we had a deficiency in our earnings to cover fixed charges in the amount of $64.1 million. Subject to certain restrictions, exceptions and financial tests set forth in the indenture governing our 10% Senior Subordinated Notes due 2008, the indenture governing the new notes and in our senior credit facility, we may incur additional indebtedness in the future. The degree to which we are leveraged could have important negative consequences to the holders of the new notes, including the following:

     - we will have to use a substantial portion of our cash flow from operations to pay debt service rather than for operations;

     - our ability to obtain additional future financing for acquisitions, capital expenditures, working capital or general corporate purposes could be limited;

     - we will have increased vulnerability to adverse general economic and metals recycling industry conditions; and

     - we may be vulnerable to higher interest rates because borrowings under some of our credit arrangements are at variable rates of interest.

     We can give you no assurance that our business will generate sufficient cash flow from operations or that future working capital borrowings will be available in an amount sufficient to enable us to service our indebtedness, including the new notes, or make necessary capital expenditures.

IN CASE OF A DEFAULT, THERE MAY NOT BE SUFFICIENT COLLATERAL AVAILABLE TO SATISFY OUR OBLIGATIONS UNDER THE NEW NOTES.

     The new notes will be secured by a second priority lien, subject to certain exceptions, on substantially all of our and our subsidiaries' personal property, plant (to the extent it constitutes fixtures) and equipment that secures our senior credit facility. The new notes and the guarantees are not currently secured with the real property (to the extent it does not constitute fixtures) that secures our senior credit facility. The liens securing the new notes will be subordinate to the liens securing our senior credit facility. As of March 31, we had $144.4 million of unsubordinated debt (excluding $5.4 million in outstanding letters of credit under our senior credit facility and excluding approximately $22.5 million of availability under our senior credit facility). In the event there is a default and foreclosure on the collateral, the proceeds from the sale of collateral may not be sufficient to satisfy our obligations under the new notes, the indebtedness outstanding under our senior credit facility and our other secured indebtedness. This is because proceeds from the sale of the collateral would be distributed first to satisfy certain outstanding secured obligations and then to satisfy all of our obligations under our senior credit facility before they would be available for payment to holders of the new notes. The holders of the new notes will not receive any proceeds from the sale of collateral unless and until all indebtedness under our senior credit facility is repaid in full. We have not prepared any appraisals of the collateral in connection with the issuance of the new notes. By its nature, some or all of the collateral will be illiquid and may have no readily ascertainable value. Accordingly, we cannot assure you that all the collateral will be able to be sold or that there will be sufficient funds available to repay the new notes after payment in full of debt outstanding under our senior credit facility and our other outstanding secured obligations. In addition, prior to the closing of the offering of the old notes, the trustee for the notes and BT Commercial Corporation, as the agent for our senior credit facility, entered into an intercreditor agreement under which the lenders under our senior credit facility have the exclusive right to dispose of, release or foreclose on or otherwise deal with the collateral securing our senior credit facility and the new notes. As a result, the holders of the new notes will not have the ability to make those decisions or in any way ensure that sufficient collateral is securing the obligations of the holders of the new notes. In addition, in the event all the collateral securing our senior credit facility is released or our senior credit facility ceases to be in effect, the collateral securing the new notes and the guarantees will be released. See "Description of the Notes--Security" and "--Intercreditor Agreement."

     The new notes and the terms of the guarantees permit liens (in addition to those under our senior credit facility). In addition, the priority of the liens on a particular item of collateral securing the claims of the holders of the new notes will be determined by, among other things, the time of perfection of a security interest in that item of collateral. We have not conducted lien, tax or judgment searches. As a result, we cannot assure you that the collateral is not subject to other security rights, in addition to those under our senior credit facility and those permitted by the terms of the new notes, which have priority over the security rights granted to the trustee for the benefit of the holders of the new notes. In the absence of those searches, you will be relying on our belief that, except for liens permitted under the security documents for the new notes, the collateral is not subject to any other security rights. Furthermore, landlords', warehousemens' and materialmens' liens and some tax liens and liens of some lenders, such as purchase money lenders, may, as a matter of law, have priority over the liens granted in the collateral to the trustee for the new notes. We cannot assure you that there are no prior liens or as to the extent of those liens, if any.

OUR INDEBTEDNESS CONTAINS COVENANTS THAT RESTRICT OUR ABILITY TO ENGAGE IN CERTAIN TRANSACTIONS.

     Our senior credit facility, the indenture governing the 10% Senior Subordinated Notes due 2008 and the indenture governing the new notes contain covenants that, among other things, restrict our and our restricted subsidiaries' ability to:

     - incur additional indebtedness;

     - pay dividends;

     - prepay subordinated indebtedness;

     - dispose of some types of assets;

     - make capital expenditures;

     - create liens and make some types of investments or acquisitions; and

     - engage in some fundamental corporate transactions.

     In addition, under our senior credit facility, we are required to satisfy specified financial covenants, including an interest coverage ratio and ratio of capital expenditures to consolidated revenues. Our ability to comply with these provisions may be affected by general economic conditions, industry conditions, and other events beyond our control. Our breach of any of these covenants could result in a default under our senior credit facility. In the event of a default, depending on the actions taken by the lenders under our senior credit facility, the lenders could elect to declare all amounts borrowed under our senior credit facility, together with accrued interest, to be due and payable. In addition, a default under the indenture governing the new notes or the indenture governing the 10% Senior Subordinated Notes due 2008 would constitute a default under our senior credit facility and any instruments governing our other indebtedness. Since September 30, 1998, due to the decline in our results of operations described above, we have entered into three amendments to our senior credit facility to avoid the occurrence of events of default under that facility. We cannot assure you that further amendments or waivers of default under our senior credit facility will be available in the future or that we will be able to comply with the covenants under the agreements governing our indebtedness.

     Both the indenture governing the 10% Senior Subordinated Notes due 2008 and the indenture governing the new notes contain restrictions on our ability to incur additional indebtedness, subject to certain exceptions, unless we meet a fixed charge coverage ratio of 2.0 to 1.0 for the immediately preceding four calendar quarters. Because of our recent financial performance, we currently would not satisfy the fixed charge coverage ratio test. Accordingly, we are unable, and will remain unable for the foreseeable future, to incur significant amounts of additional indebtedness. As a result, if we experience a liquidity shortfall, our ability to incur additional indebtedness to cover the shortfall will be severely limited.

OUR INABILITY TO EFFECTIVELY MANAGE OUR GROWTH OR TO SUCCESSFULLY INTEGRATE NEW BUSINESSES INTO OUR OPERATIONS WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     We intend to continue to actively pursue mergers and acquisitions. We cannot assure you that we will be successful in acquiring other entities or that we will be able to effectively manage those acquired entities. Our ability to achieve our expansion objectives and to effectively manage our growth depends on a variety of factors, including:

     - our ability to identify appropriate acquisition targets and to negotiate acceptable terms for their acquisition;

     - the integration of new businesses into our operations;

     - the achievement of cost savings; and

     - the availability of capital.

     Depending on the nature and size of these transactions, if any, we may experience working capital and liquidity shortages. We cannot assure you that additional financing will be available on terms and conditions acceptable to us, if at all.

     Due to the limited experience of management in implementing a consolidation strategy on the scale we intend to pursue, we cannot assure you that we will be able to successfully implement our consolidation strategy, even if we are able to acquire other entities on acceptable terms and conditions. In addition, none of our existing subsidiaries has significant experience operating as a subsidiary of a public holding company subject to formal accounting and reporting requirements. We will be required to continue to devote significant management time and capital to enhance information systems and to improve and monitor internal controls. We will also have to recruit managers with appropriate skills to ensure the timeliness and accuracy of financial reports. The success of our consolidation strategy depends in part on our ability to oversee diverse operations and to successfully integrate processing, marketing and other resources.

YOU SHOULD NOT CONSIDER PAST FINANCIAL PERFORMANCE AS A RELIABLE INDICATOR OF FUTURE PERFORMANCE.

     We have only recently entered the scrap metals recycling industry as of April 1996. Accordingly, you should not consider past financial performance as a reliable indicator of future performance. You should not use historical trends to anticipate results or trends in future periods.

THE METALS RECYCLING INDUSTRY IS HIGHLY CYCLICAL WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     The operating results of the scrap metals recycling industry in general, and our operations specifically, are highly cyclical in nature. They tend to reflect and be amplified by general economic conditions, both domestically and internationally. Historically, in periods of national recession or periods of minimal economic growth, the operations of scrap metals recycling companies have been materially and adversely affected. For example, during recessions or periods of minimal economic growth, the automobile and the construction industries typically experience major cutbacks in production, resulting in decreased demand for steel, copper and aluminum. This leads to significant fluctuations in demand and pricing for our products. Future economic downturns in the national and international economy would likely negatively affect our profitability and cash flows. Our ability to withstand significant economic downturns in the future will depend, at least in part, upon our capital availability and liquidity.

     Our business can also be adversely affected by increases in steel imports into the United States which generally have an adverse impact on domestic steel production and a corresponding adverse impact on the demand for scrap metals. For example, beginning in July 1998, the domestic steel industry and, in turn, the metals recycling industry suffered a dramatic and precipitous collapse, resulting in a significant decline in the price and demand for scrap metals. The decline in the steel and scrap metal sectors was due to, in large part, the increase in steel imports flowing into the United States, principally from Japanese and Southeast Asian steel producers during the last six months of 1998. Our results of operations were adversely affected by these factors.

PRICES OF COMMODITIES WE OWN MAY BE VOLATILE.

     Although we have a policy of turning over our inventory of raw or processed scrap metals as rapidly as possible, we are exposed to commodity price risk during the period that we have title to products that are held in inventory for processing and/or resale. Prices of commodities can be volatile due to numerous factors beyond our control, including general economic conditions; labor costs; competition; availability and relative pricing of scrap metal substitutes; import duties; tariffs and currency exchange rates. In an increasing price environment, competitive conditions may limit our ability to pass on price increases to our customers. In a decreasing price environment, we may not have the ability to fully recoup the cost of raw scrap we process and sell to our customers. The lack of long-term purchase agreements with our significant customers may exacerbate this risk.

WE MAY BE SUBJECT TO POTENTIAL ENVIRONMENTAL LIABILITY.

     General. We are subject to potential liability and may also be required from time to time to clean up or take certain remedial action with regard to sites currently or formerly used in connection with our operations. Furthermore, we may be required to pay for all or a portion of the costs to clean up or remediate sites we never owned or operated if we are found to have arranged for transportation, treatment or disposal of regulated substances on or to these sites. We are also subject to potential liability for environmental damage that our assets or operations may cause nearby landowners, particularly as a result of any contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the acquisition of these assets or operations. Any substantial liability for environmental damage could materially adversely affect our operating results and financial condition.

     Incompleteness of Site Investigations. As part of our pre-transaction "due diligence" investigations, we typically hire an environmental consulting firm to conduct pre-transaction screen reviews, or Phase I and/or Phase II site assessments of the sites owned or leased by particular acquisition or merger candidates. However, these pre-transaction reviews and site assessments have not covered all of the sites owned or leased by the companies which are acquired by us. Moreover, those pre-transaction reviews and site assessments which have occurred have not been designed or expected (and will not in the future be designed or expected) to disclose all material contamination or liability that may be present. For example, we do not include soil sampling or core borings as a standard part of these pre-transaction reviews and site assessments, even though such sampling and core borings might increase the chances of finding contamination on a particular site. Failure to conduct soil sampling and core borings on a particular site could result in us failing to identify a seriously contaminated site prior to an acquisition or merger.

     Likelihood of Contamination at Some Sites. Pre-transaction reviews and site assessments of our current sites conducted by independent environmental consulting firms have revealed that some soil, surface water and/or groundwater contamination, including various metals, arsenic, petrochemical byproducts, waste oils, polychlorinated biphenyls, volatile organic compounds and baghouse dust, is likely at certain of these sites, and have recommended that we conduct additional investigations and remediation. Based on our review of these reports, we believe that it is likely that contamination at varying levels exists at our sites, and some of our sites will require additional investigation, monitoring and remediation.

     The ultimate extent of this contamination cannot be stated with any certainty at this point, and we can give you no assurance that the cost of remediation will be immaterial. The existence of this contamination could result in federal, state, local or private enforcement or cost recovery actions against us, possibly resulting in disruption of our operations, the need for proactive remedial measures, and substantial fines, penalties, damages, costs and expenses being imposed against us.

     We expect to require future cash outlays as we incur the actual costs relating to the remediation of environmental liabilities. The incurrence of the costs may have a material adverse effect on our results of operations and financial condition. In this regard, we have established an overall reserve of $2.2 million at March 31, 1999 for environmental liabilities that have been identified and quantified.

     Recommendations of Environmental Consultants. Our environmental consultants have recommended that we take a variety of preventative and/or remedial actions, including:

     - the sampling of soil, surface and groundwater at its various facilities;

     - the remediation of any existing contamination under applicable regulations;

     - the development of spill prevention control and countermeasure plans;

     - the completion of certain actions in regard to storm water pollution prevention plans;

     - the completion and/or filing of certain annual reports and summaries required by governmental agencies;

     - the completion of oil discharge and response plans; and

     - the remediation of certain materials suspected of containing asbestos.

     If we fail to follow these recommendations, we may be subject to a governmental enforcement action, the imposition of fines, penalties and damages, and/or require remediation at some future time at a cost which may have a material adverse effect on our results of operations and financial condition.

     In connection with the acquisition of the assets of Aerospace, we have identified certain on-site contamination which will require remediation in accordance with a remediation plan prepared by an independent engineering firm. The costs of this remediation will be paid by the seller of the assets of Aerospace from an escrow fund established for such purpose out of the purchase consideration we paid for these assets. Significant progress has been made to date in implementing the remediation plan which we expect will be completed by the end of the second quarter of the current fiscal year. However, until the remediation is actually completed, and the completion certified by the environmental consultant engaged to perform the remediation, we cannot assure you that we will not be required to make significant expenditures to complete the remediation.

     Uncertain Costs of Environmental Compliance and Remediation. Many factors affect the level of expenditures we will be required to make in the future to comply with environmental requirements, including:

     - new local, state and federal laws and regulations;

     - the developing nature of administrative standards promulgated under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("Superfund"), and other environmental laws, and changing interpretations of such laws;

     - uncertainty regarding adequate control levels, testing and sampling procedures, new pollution control technology and cost benefit analyses based on market conditions;

     - the incompleteness of information regarding the condition of certain sites;

     - the lack of standards and information for use in the apportionment of remedial responsibilities;

     - the numerous choices and costs associated with diverse technologies that may be used in remedial actions at such sites;

     - the possible ability to recover indemnification or contribution from third parties; and

     - the time periods over which eventual remediation may occur.

     Lack of Environmental Impairment Insurance. In general, our subsidiaries do not carry environmental impairment liability insurance. In general, our subsidiaries operate under general liability insurance policies, which do not cover environmental damage. If one or more of our subsidiaries were to incur significant liability for environmental damage not covered by environmental impairment insurance, or for other claims in excess of its general liability insurance and umbrella coverage, our results of operations and financial condition could be materially adversely affected.

     Risks Associated With Certain By-Products. Our scrap metals recycling operations produce significant amounts of by-products. Heightened environmental risk is associated with some of these by-products. For example, certain of our subsidiaries operate shredders for which the primary feed materials are automobile hulks and obsolete household appliances. Approximately 20% of the weight of an automobile hulk consists of material, referred to as shredder fluff, which remains after the segregation of ferrous and saleable non-ferrous metals. Federal environmental regulations require testing or evaluation of shredder fluff to avoid classification as a hazardous waste. We endeavor to have hazardous contaminants from the feed material removed prior to shredding. In general, our subsidiaries treat shredder fluff as a special non-hazardous waste. If the shredder fluff is tested and determined to be hazardous, then it is disposed of as a hazardous waste. If we are required to treat shredder fluff as a hazardous waste, we may incur additional material expenditures for disposal or treatment.

     Potential Superfund Liability. Several of our subsidiaries have received notices from the United States Environmental Protection Agency that each of these companies and numerous other parties are considered potentially responsible parties and may be obligated under Superfund to pay a portion of the cost of remedial investigation, feasibility studies and, ultimately, remediation to correct alleged releases of hazardous substances at various third party sites. Superfund may impose joint and several liability for the costs of remedial investigations and actions on the entities that arranged for disposal of certain wastes, the waste transporters that selected the disposal sites, and the owners and operators of these sites. Responsible parties (or any one of them) may be required to bear all of such costs regardless of fault, legality of the original disposal, or ownership of the disposal site. Based upon our analysis of the situation, we currently do not expect the potential liability of our subsidiaries in these matters to have a material adverse effect on our financial condition or results of operation.

     Underground Storage Tanks. Underground storage tanks exist at several of our sites. At least one of these tanks may not yet comply with current regulatory requirements. We do not believe that this lack of compliance will result in a material liability. In the event a release of regulated product has occurred, we may incur significant costs to investigate and remediate the release.

     Compliance History. We have, in the past, been found not to be in compliance with certain environmental laws and regulations, and have incurred fines associated with such violations which have not been material in amount and may in the future incur additional fines associated with such violations. We have also paid a portion of the costs of certain remediation actions at certain sites. We cannot assure you that we will avoid material fines, penalties, damages and expenses resulting from additional compliance issues and liabilities in the future.

WE HAVE BEEN FINED BY OSHA AND MAY BE SIMILARLY FINED IN THE FUTURE.

     Our operations are subject to regulation by federal, state and local agencies responsible for employee health and safety, including the Occupational Safety and Health Administration. Five accidental employee deaths, and a number of serious accidental injuries, have occurred at our subsidiaries during the past four years. We have been fined in regard to some of these incidents. We cannot assure you that we will be able to avoid material liabilities for any employee death or injury that may occur in the future or that these types of incidents may not have a material adverse effect on our financial condition.

THE NOTES OR THE GUARANTEES MAY BE UNENFORCEABLE DUE TO FRAUDULENT CONVEYANCE STATUTES.

     Under federal or state fraudulent conveyance statutes, if a court in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that we:

     - issued the notes with the intent of hindering, delaying or defrauding current or future creditors, or

     - did not receive fair consideration (or reasonably equivalent value) for incurring the indebtedness represented by the notes and:

       -- were insolvent at the time of, or were rendered insolvent by reason of, the incurrence,

       -- were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital, or

       -- intended to incur, or believed that we would incur, debts beyond our ability to pay at maturity,

     then the court could, among other things:

     - void all or a portion of our obligations to the noteholders, the effect of which would be that the noteholders may not be repaid in full,

     - recover all or a portion of the payments made to the noteholders and/or

     - subordinate our obligations to the noteholders to our other existing and future indebtedness, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the notes.

     Generally, a company is considered insolvent if:

     - the sum of the company's debts is greater than all of the company's property at a fair valuation, or

     - the present fair saleable value of the company's assets is less than the amount required to pay its probable liability on its existing debts as they become due.

     No solvency opinion was obtained in connection with the offering, nor will one be obtained in connection with the exchange offer. We can give you no assurance as to the standard a court would apply to determine whether we were solvent at the relevant time or the likelihood that the new notes would be voided on another of the grounds set forth above.

     In addition, the obligations of the subsidiary guarantors may be subject to challenge under federal or state fraudulent conveyance statutes. In that case, the analysis set forth above would generally apply. However, the guarantees could also be subject to the claim that, because they were incurred for our benefit (and only indirectly for the benefit of the guarantors), the obligations of the guarantors were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor's obligation under its guarantee, subordinate the guarantee to other indebtedness of a guarantor or take other action detrimental to the noteholders. If a court takes any action to void or subordinate a guarantee, or to the extent that any of our subsidiaries is not a guarantor, all claims by holders of other indebtedness against those subsidiaries will need to be satisfied before funds will be available to us to meet our obligations, including those under the new notes.

AS A HOLDING COMPANY, OUR ABILITY TO MEET OUR DEBT SERVICE OBLIGATIONS DEPENDS UPON THE CASH FLOW OF OUR SUBSIDIARIES AND OUR ABILITY TO RECEIVE FUNDS FROM THEM.

     We are a holding company. Our subsidiaries conduct all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depend upon our subsidiaries' cash flow and their payment of funds to us in the form of loans, dividends or otherwise. Their ability to make any payments will depend upon their earnings, the terms of their indebtedness, tax considerations and legal restrictions. We can give you no assurance that those payments will be sufficient in the future to meet our debt service obligations, including payments on the new notes.

WE MAY NOT BE ABLE TO NEGOTIATE FUTURE LABOR CONTRACTS ON FAVORABLE TERMS.

     Many of our active employees are represented by various labor unions, including the Teamsters Union, the United Steel Workers Union and the United Auto Workers. As our agreements with those unions expire, we cannot assure you that we will be able to negotiate extensions or replacements on terms favorable to us, or at all, or that we will be able to avoid strikes, lockouts or other labor actions from time to time. We cannot assure you that new labor agreements will be reached with our unions as those labor contracts expire. Any labor action resulting from the failure to reach an agreement with one of the unions representing our employees may have a material adverse effect on us or our results of operations.

WE MAY BE EFFECTIVELY CONTROLLED BY A GROUP OF STOCKHOLDERS WHO MAY USE THEIR CONTROL IN A MANNER INCONSISTENT WITH THE INTERESTS OF THE HOLDERS OF THE NEW NOTES.

     We, Albert A. Cozzi, Frank J. Cozzi, Gregory P. Cozzi, T. Benjamin Jennings and Samstock, L.L.C. are parties to a stockholders agreement. As of March 31, 1999, these stockholders owned approximately 28% of the issued and outstanding shares of our common stock. Pursuant to the stockholders agreement, Messrs. A. Cozzi, F. Cozzi and G. Cozzi can together nominate five persons for election to our board of directors and Samstock can nominate one person for election to our board of directors. The stockholders agreement obligates each of these stockholders to vote for the election of the persons that are so nominated. As a result of their shareholdings, these stockholders may be deemed to have effective control over our affairs and management. We cannot assure you that this influence will be used in a manner that is consistent with the interests of the holders of the new notes.

     Some decisions concerning our operations or financial structure may present conflicts of interest between our stockholders and the holders of the new notes. For example, if we encounter financial difficulties or are unable to pay our debts as they become due, the interests of our stockholders might conflict with those of the holders of the new notes. Our stockholders also may have an interest in pursuing acquisitions, divestitures, financings or other transactions that could enhance their equity investment, even though such transactions might involve risk to the holders of the new notes. Because the members of our senior management team are significant stockholders, any such conflict of interest may be resolved in favor of our stockholders to the detriment of the holders of the new notes.

THE LOSS OF ANY MEMBER OF OUR SENIOR MANAGEMENT TEAM OR A SIGNIFICANT NUMBER OF OUR MANAGERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.

     Our operations to date have depended in large part on the skills and efforts of our senior management team, including Albert A. Cozzi, our Chairman of the Board, President and Chief Operating Officer. In addition, we rely substantially on the experience of the management of our subsidiaries with regard to day-to-day operations. While we have employment agreements with Mr. Cozzi and certain members of our management team at the subsidiary level, we cannot assure you that we will be able to retain the services of any of those individuals. The loss of any member of our senior management team or a significant number of managers could have a material adverse effect on our operations.

THE PROFITABILITY OF OUR SCRAP RECYCLING OPERATIONS DEPENDS, IN PART, UPON THE AVAILABILITY OF AN ADEQUATE SOURCE OF SUPPLY.

     We acquire our scrap inventory from numerous sources. These suppliers generally are not bound by long-term contracts and have no obligation to continue selling scrap materials to us. If a substantial number of scrap suppliers cease selling scrap metals to us, our results of operations or financial condition would be materially and adversely affected.

THE CONCENTRATION OF OUR CUSTOMERS AND OUR EXPOSURE TO CREDIT RISK COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

     Our ten largest customers represented approximately 34.2% of consolidated net sales for the year ended March 31, 1999. Accounts receivable balances from these customers represented approximately

34.0% of consolidated accounts receivable at March 31, 1999. The loss of any one of these significant customers could adversely affect our results of operations or financial condition.

     In connection with the sale of our products, we generally do not require collateral as security for customer receivables. Some of our subsidiaries have significant balances owing from customers that operate in cyclical industries and under leveraged conditions that may impair the collectibility of those receivables. Failure to collect a significant portion of amounts due on those receivables could have a material adverse effect on our results of operations or financial condition.

WE FACE COMPETITION FROM OTHER PROVIDERS OF PROCESSED SCRAP AND PROCESSED SCRAP SUBSTITUTES.

     The metals recycling industry is highly competitive and subject to significant changes in overall market conditions. We face potential competition for sales of processed scrap from producers of steel products, such as integrated steel mills and mini-mills, which may vertically integrate their current operations by entering the scrap metals recycling business. Many of these producers have substantially greater financial, marketing, and other resources than we do. Scrap metals processors also face competition from substitutes for prepared ferrous scrap, such as pre-reduced iron pellets, hot briquetted iron, pig iron, iron carbide and other forms of processed iron. The availability of substitutes for ferrous scrap could result in a decreased demand for processed ferrous scrap, which could result in lower prices for such products.

A SIGNIFICANT INCREASE IN THE USE OF SCRAP METALS ALTERNATIVES BY CURRENT CONSUMERS OF PROCESSED SCRAP METALS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     During periods of high demand for scrap metals a tightness can develop in the supply and demand balance for ferrous scrap. The relative scarcity of ferrous scrap, particularly the "cleaner" grades, and its high price during such periods have created opportunities for producers of alternatives to scrap metals. Although these alternatives have not been a major factor in the industry to date, we cannot assure you that the use of alternatives to scrap metals will not proliferate if the prices for scrap metals rise and if the levels of available unprepared ferrous scrap decrease.

THERE IS NO ESTABLISHED TRADING MARKET FOR THE NEW NOTES.

     The new notes will constitute a new class of public securities with no established trading market. Although the new notes will generally be permitted to be resold or otherwise transferred by nonaffiliates of Metal Management without compliance with the registration requirements under the Securities Act of 1933, we do not intend to apply for a listing of the new notes on any securities exchange or to arrange for the new notes to be quoted on the NASDAQ National Market or other quotation system. The initial purchaser has advised us that it intends to make a market in the new notes; however, the initial purchaser is not obligated to do so, and any market-making with respect to the new notes may be discontinued at any time without notice. As a result, there can be no assurance that an active trading market for the new notes will develop. If a market were to develop, the new notes could trade at prices that may be lower than the initial market values thereof depending on many factors, including prevailing interest rates and the markets for similar securities.

WE MAY HAVE SIGNIFICANT COSTS RELATED TO YEAR 2000 COMPLIANCE.

     A year 2000 problem arises because some existing computer programs recognize only the last two digits rather than four digits to define the applicable year. Use of non-year 2000 compliant programs can result in system failures, miscalculations or errors causing disruptions of operations or other business failures, including, a potential inability to process invoices or transactions or engage in other normal business activities. As it relates to our own internal systems, we believe that, as a result of our efforts to resolve potential year 2000 problems, actual year 2000 problems affecting us should not be material. We cannot assure you, however, that this will be the case. In addition, the impact of year 2000 problems experienced by our vendors, customers and service providers cannot accurately be assessed at this time. To the extent these third parties are not year 2000 compliant, it could have a material adverse effect on our operations. We are unable at this time to state our "worst case" year 2000 scenario. We are currently developing a contingency plan in the event of noncompliance, which should be completed by the end of the second quarter of the current fiscal year.

     The Company has experienced tremendous growth as a result of having completed 26 acquisitions since April 1996. Essentially all of the companies and businesses the Company has acquired operated on separate computer hardware, software, systems and processes ("Information Systems") before being acquired. In order to address the potential year 2000 problem, among other computer-related challenges facing the Company, in fiscal 1998, the Company created an MIS Steering Committee. The MIS Steering Committee has developed a plan for year 2000 compliance which includes four major phases -- assessment, remediation, testing and implementation.

     The Company has completed all of its assessment of the impact of the year 2000 problem on its Information Systems. Based on this assessment, the Company does not expect the cost of making its Information Systems year 2000 compliant to have a material adverse impact on its financial position or results of operations in future periods. The Company has completed all of its remediation phase for all of its significant Information Systems and estimates that it will complete software upgrades and/or replacements by the end of the second quarter of the current fiscal year. To date, the Company has completed approximately 93% of its testing phase and has implemented approximately 73% of the required remediation for its Information Systems. The testing and implementation phases are targeted to be substantially complete by the end of the second quarter of the current fiscal year.

     The Company has substantially completed its assessment phase of the impact of year 2000 problems on its non-information technology systems such as telephones, processing equipment or other equipment containing embedded technology such as microcontrollers ("Non-IT Systems"). As part of the assessment, the Company has created an equipment inventory database of its Non-IT Systems to help with the assessment. The Company believes that it will substantially complete its remediation, testing and implementation phases for Non-IT Systems by the end of the second quarter of the current fiscal year. The Company does not expect the cost of making its Non-IT Systems year 2000 compliant to have a material adverse impact on its financial position or results of operations in future periods.

     The Company is in the process of identifying third parties, such as suppliers, service providers and customers, with which it has a significant relationship that, in the event of a year 2000 failure, could have a material adverse impact on its financial position or results of operations. Once this list is developed, the Company expects to send each of these third parties a survey requesting information on its year 2000 readiness. Based on the responses to these surveys, the Company will gauge the readiness of its suppliers, service providers and customers for year 2000 and determine any appropriate action that the Company will need to take to address identified concerns.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes or incorporates by reference forward-looking statements as they are defined in the Securities Act of 1933 and the Securities Exchange Act of 1934. We based these forward-looking statements on our current expectations and our projections about future events. These forward-looking statements could be negatively affected by risks, uncertainties and assumptions about us, including, among other things:

     - our future profitability;

     - the benefits to be derived from the execution of our strategy; and

     - other future developments in our affairs or in our industry.

     All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference into this prospectus might not occur.

                             METAL MANAGEMENT, INC.

     We are one of the largest and fastest-growing full-service metals recyclers in the United States, with approximately 50 recycling facilities in 15 states. We also own a 28.5% interest in Southern Recycling, L.L.C., the largest scrap metal recycler in the Gulf Coast region. We are a leading consolidator in the metals recycling industry. We have achieved our leading position in the metals recycling industry primarily by implementing a national strategy of completing and integrating regional acquisitions. We believe that our consolidation strategy will enhance the competitive position and profitability of the operations we acquire through the use of improved managerial and financial resources and increased economies of scale.

RECENT DEVELOPMENTS


     Effective as of July 15, 1999, T. Benjamin Jennings resigned as our Chairman of the Board and Chief Executive Officer in order to pursue other personal and business interests. Mr. Jennings also resigned as one of our directors. Following Mr. Jennings' resignation, Albert A. Cozzi, our President and Chief Operating Officer, assumed the additional title of Chairman of the Board. We have commenced a nationwide search for a new Chief Executive Officer. Pending the outcome of the search, the duties of that office will be carried out by a four-member committee consisting of Albert A. Cozzi, William T. Proler, the President of our Golf Coast operations, and out Executive Vice Presidents George
A. Isaac, III and David A. Carpenter.



     In connection with his resignation, we entered into a settlement agreement with Mr. Jennings. Under the terms of this agreement, Mr. Jennings received cash payments and other benefits substantially similar to those he would have received under his employment agreement had we terminated him without cause. In addition, the settlement agreement contains a mutual general release of each party from any and all liabilities arising out of any matter or event occurring on or prior to the date of the settlement agreement.



     In order to resolve a contractual right provided to George A. Isaac, III in his employment agreement, we have also entered into a settlement agreement with Mr. Isaac, whereby he will resign as our Executive Vice President, effective August 1, 1999. Mr. Isaac will also no longer be a member of the four-member committee performing the duties of the Chief Executive Officer. However, he will remain on our board of directors. Under the terms of this agreement, Mr. Isaac will receive cash payments and other benefits substantially similar to those he would have received under his employment agreement had we terminated him without cause. In addition, the settlement agreement contains a mutual general release of each party from any and all liabilities arising out of any matter or event occurring on or prior to the date of the settlement agreement.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT; REGISTRATION RIGHTS

     We sold the old notes to BT Alex. Brown Incorporated, as initial purchaser, on May 7, 1999. The initial purchaser then resold the old notes pursuant to an offering memorandum, dated May 5, 1999, in reliance upon Rule 144A under the Securities Act of 1933. On May 7, 1999, we entered into a registration rights agreement with the initial purchaser. Under the registration rights agreement, we agreed to:

     - file a registration statement with the Securities and Exchange Commission relating to the exchange offer under the Securities Act of 1933 no later than August 5, 1999;

     - use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933 on or before November 8, 1999;

     - commence the exchange offer promptly after the exchange offer registration statement is declared effective by the Securities and Exchange Commission;

     - use our commercially reasonable efforts to keep the exchange offer open for acceptance for at least 25 business days after notice of the exchange offer is mailed to holders of the old notes;

     - use our commercially reasonable efforts to cause the exchange offer to be consummated not later than December 15, 1999;

     - use our commercially reasonable efforts to promptly issue new notes in exchange for all old notes that have been properly tendered for exchange prior to the expiration of the exchange offer; and

     - use our commercially reasonable efforts to keep the exchange offer registration statement effective until the closing of the exchange offer and thereafter until we have issued new notes in exchange for all old notes that have been properly tendered for exchange prior to the expiration of the exchange offer.

     In the registration rights agreement, we agreed to file a shelf registration statement if:

     - we are not permitted to effect the exchange offer under applicable law or applicable interpretations of law by the Securities and Exchange Commission staff;

     - for any reason, the exchange offer is not consummated by December 15, 1999;

     - any holder of old notes notifies us that it (1) is prohibited from participating in the exchange offer, (2) may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for purposes of those resales or (3) is a broker-dealer and owns old notes acquired directly from us or one of our affiliates; or

     - the holders of a majority in aggregate principal amount of the old notes notify us that they reasonably determine that the interests of the holders of the old notes would be adversely affected by consummation of the exchange offer.

     If we are required to file a shelf registration statement, we must use our best efforts to file the shelf registration statement relating to the old notes on or before the 90th day after the obligation to file the shelf registration statement arises. However, if our obligation arises because this exchange offer has not been consummated by December 15, 1999, we must use our best efforts to file the shelf registration statement by March 14, 2000. We will use our commercially reasonable efforts to cause the shelf registration statement to be declared effective no later than 180 days after the date that the obligation to file the shelf registration statement arises.

     If the shelf registration statement is filed, we will use our commercially reasonable efforts to keep the shelf registration statement continuously effective, supplemented and amended until May 7, 2001 or a shorter period that will terminate when all the notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement or otherwise cease to be outstanding.

     A holder who sells old notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. If we are required to file a shelf registration statement, we will provide to each holder of the old notes copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective. Such holder will be subject to some of the civil liability provisions under the Securities Act of 1933 in connection with these sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification and contribution obligations).

     The registration rights agreement requires us to pay the holders of the notes additional interest if a registration default exists. A registration default will exist if:

     - we fail to file any of the registration statements required by the registration rights agreement on or prior to the date specified for such filing;

     - any of such registration statements is not declared effective by the Securities and Exchange Commission on or prior to the date specified for such effectiveness;

     - the exchange offer is required to be consummated under the registration rights agreement and is not consummated by December 15, 1999;

     - the exchange offer registration statement is declared effective but thereafter, during the period for which we have agreed to make this prospectus available to broker-dealers for use in connection with the resale of new notes, the exchange offer registration statement ceases to be effective (or we restrict the use of the prospectus included in the exchange offer registration statement); or

     - the shelf registration statement is declared effective but thereafter, during the period for which we are required to maintain the effectiveness of the shelf registration statement, it ceases to be effective or usable in connection with the resale of the new notes covered by the shelf registration statement.

     If a registration default exists, the interest rate of the old notes will be increased by $0.05 per week per $1,000 in principal amount of old notes for the first 90-day period (or portion thereof) following the registration default. The interest rate will increase by an additional $0.05 per week per $1,000 in principal amount of old notes for each subsequent 90-day period (or portion thereof) until all registration defaults have been remedied. The interest rate may not be increased as a result of registration defaults by more than $0.50 per week per $1,000 in principal amount of old notes. Following the cure of all registration defaults, the accrual of additional interest on the old notes will cease and the interest rate will revert to the original rate.

     The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The above summary of the registration rights agreement is not complete and is subject to, and qualified by reference to, all of the provisions of the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement that includes this prospectus.

     If you participate in the exchange offer, you will, with limited exceptions, receive notes that are freely tradeable and not subject to restrictions on transfer. You should read this prospectus under the heading "--Resales of the New Notes" for more information relating to your ability to transfer new notes.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

EXPIRATION DATE; EXTENSIONS


     The expiration date of the exchange offer is September 16, 1999 at 5:00 p.m., New York City time. We may extend the exchange offer in our sole discretion. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended. We will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We expressly reserve the right, in our sole and absolute discretion:

     - to delay accepting any old notes;

     - to extend the exchange offer;

     - if any of the conditions under "--Conditions of the Exchange Offer" have not been satisfied, to terminate the exchange offer; and

     - to waive any condition or otherwise amend the terms of the exchange offer in any manner.

     If the exchange offer is amended in a manner we deem to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes. Any delay in acceptance, extension, termination or amendment will be followed promptly by an oral or written notice of the event to the exchange agent. We will also make a public announcement of the event. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to a national news service.

TERMS OF THE EXCHANGE OFFER

     We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of new notes for each $1,000 in principal amount of outstanding old notes. We will accept for exchange any and all old notes that are validly tendered on or before 5:00 p.m., New York City time, on the expiration date. Tenders of the old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreement and the satisfaction of the conditions described under "--Conditions of the Exchange Offer." Old notes may be tendered only in multiples of $1,000. Holders may tender less than the aggregate principal amount represented by their old notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered old notes or indicate this fact pursuant to the procedures for book-entry transfer described below.


     As of the date of this prospectus, $30.0 million in aggregate principal amount of the old notes were outstanding. Solely for reasons of administration, we have fixed the close of business on August 2, 1999 as the record date for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a holder of the old notes (or such holder's legal representative or attorney-in-fact) whose ownership is reflected in the records of Harris Trust and Savings Bank, as registrar, or whose notes are held of record by the depositary, may participate in the exchange offer. There will be no fixed record date for determining the eligible holders of the old notes who are entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no holder is our "affiliate" (as defined in Rule 405 under the Securities Act of 1933).


     We will be deemed to have accepted validly tendered old notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes and for purposes of receiving the new notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted old notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

     Holders of old notes do not have appraisal or dissenters' rights under applicable law or the indenture as a result of the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Rule 14e-1.

     Holders who tender their old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses."

     Neither we nor our board of directors makes any recommendation to holders of old notes as to whether to tender any of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to participate in the exchange offer and, if the holder chooses to participate in the exchange offer, the aggregate principal amount of old notes to tender, after reading carefully this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

CONDITIONS OF THE EXCHANGE OFFER

     You must tender your old notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer.

     Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any old notes, and we may terminate or amend the exchange offer if we are not permitted to effect the exchange offer under applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission. If we determine in our sole discretion that any of these events or conditions has occurred, we may, subject to applicable law, terminate the exchange offer and return all old notes tendered for exchange or may waive any condition or amend the terms of the exchange offer.

     We expect that the above conditions will be satisfied. The above conditions are for our sole benefit and may be waived by us at any time in our sole discretion. Our failure at any time to exercise any of the above rights will not be a waiver of those rights and each right will be deemed an ongoing right that may be asserted at any time. Any determination by us concerning the events described above will be final and binding upon all parties.

INTEREST

     Each new note will bear interest from the most recent date to which interest has been paid or duly provided for on the old note surrendered in exchange for such new note or, if no interest has been paid or duly provided for on such old note, from May 7, 1999. Holders of the old notes whose old notes are accepted for exchange will not receive accrued interest on their old notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on their old notes prior to the original issue date of the new notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on their old notes, and will be deemed to have waived the right to receive any interest on their old notes accrued from and after such interest payment date or, if no such interest has been paid or duly provided for, from and after May 7, 1999.

PROCEDURES FOR TENDERING OLD NOTES

     The tender of a holder's old notes and our acceptance of old notes will constitute a binding agreement between the tendering holder and us upon the terms and conditions of this prospectus and the letter of transmittal. Unless a holder tenders old notes according to the guaranteed delivery procedures or the book-entry procedures described below, the holder must transmit the old notes, together with a properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, to the exchange agent at its address before 5:00 p.m., New York City time, on the expiration date. The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the tendering holder. If delivery is by mail, we recommend delivery by registered mail, properly insured, with return receipt requested. Instead of delivery by mail, we recommend that each holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

     Any beneficial owner of the old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes in the exchange offer should contact that registered holder promptly and instruct that registered holder to tender on its behalf. If the beneficial owner wishes to tender directly, it must, prior to completing and executing the letter of transmittal and tendering old notes, make appropriate arrangements to register ownership of the old notes in its name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

     Any financial institution that is a participant in the Book-Entry Transfer Facility system of The Depository Trust Company, or DTC, may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's procedures for such transfer. To be timely, book-entry delivery of old notes requires receipt of a confirmation of a book-entry transfer before the expiration date. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile), properly completed and executed, with any required signature guarantees and any other required documents or an agent's message (as described below), must in any case be delivered to and received by the exchange agent at its address on or before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.


     DTC HAS CONFIRMED THAT THE EXCHANGE OFFER IS ELIGIBLE FOR DTC'S AUTOMATED TENDER OFFER PROGRAM. ACCORDINGLY, PARTICIPANTS IN DTC'S AUTOMATED TENDER OFFER PROGRAM MAY, INSTEAD OF PHYSICALLY COMPLETING AND SIGNING THE APPLICABLE LETTER OF TRANSMITTAL AND DELIVERING IT TO THE EXCHANGE AGENT, ELECTRONICALLY TRANSMIT THEIR ACCEPTANCE OF THE EXCHANGE OFFER BY CAUSING DTC TO TRANSFER OLD NOTES TO THE EXCHANGE AGENT IN ACCORDANCE WITH DTC'S AUTOMATED TENDER OFFER PROGRAM PROCEDURES FOR TRANSFER. DTC WILL THEN SEND AN AGENT'S MESSAGE TO THE EXCHANGE AGENT.



     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from a participant in DTC's Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation; that the participant has received and agrees to be bound by the terms of the applicable letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and that we may enforce such agreement against that participant.


     Each signature on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Delivery Instructions"; or

     - for the account of an eligible institution (as described below).

     If a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, the signature must be guaranteed by a participant in a recognized Medallion Signature Program (a "Medallion Signature Guarantor"). If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes surrendered for exchange must be endorsed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor. If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should sign in that capacity when signing. Such person must submit to us evidence satisfactory, in our sole discretion, of his or her authority to so act unless we waive such requirement.

     As used in this prospectus with respect to the old notes, a "registered holder" is any person in whose name the old notes are registered on the books of the registrar. An "eligible institution" is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.

     We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of old notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject old notes not properly tendered and to reject any old notes if acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular old notes at any time, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.

     Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such period of time as we determine. Neither we nor the exchange agent is under any duty to give notification of defects in such tenders or will incur any liability for failure to give such notification. The exchange agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders of old notes for exchange but will not incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived.

     By tendering, you will represent to us that, among other things:

     - you are not our "affiliate" (as defined in Rule 405 under the Securities Act of 1933);

     - you will acquire the new notes in the ordinary course of your business;

     - you are not a broker-dealer that acquired your notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act of 1933 or any other available exemption under the Securities Act of 1933;

     - if you are a broker-dealer that acquired your notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and

     - you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes.

     In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your old notes and:

     - your old notes are not immediately available;

     - you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or

     - you cannot complete the procedures for delivery by book-entry transfer on time;

you may tender your old notes according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

     - tender must be made by or through an eligible institution and a notice of guaranteed delivery must be signed by the holder;

     - on or before the expiration date, the exchange agent must receive from the holder and the eligible institution a properly completed and executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number or numbers of the tendered old notes and the principal amount of tendered old notes; and

     - properly completed and executed documents required by the letter of transmittal and the tendered old notes in proper form for transfer or confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC must be received by the exchange agent within four business days after the expiration date of the exchange offer.

     Any holder who wishes to tender old notes pursuant to the guaranteed delivery procedures must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to such old notes before 5:00 p.m., New York City time, on the expiration date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The new notes will be delivered promptly after acceptance of the old notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes when, as and if we have given notice to the exchange agent.

WITHDRAWAL RIGHTS

     Tenders of the old notes may be withdrawn by delivery of a written or facsimile transmission notice to the exchange agent at its address set forth under "--The Exchange Agent; Assistance" at any time before 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     - specify the name of the person having deposited the old notes to be withdrawn;

     - identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which old notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, executed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor, together with the other documents required upon transfer by the indenture; and

     - specify the name in which the old notes are to be re-registered, if different from the person who deposited the old notes.

     We will determine, in our sole discretion, all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and will be returned to the holder without cost as soon as practicable after withdrawal. Properly withdrawn old notes may be retendered pursuant to the procedures described under "--Procedures for Tendering Old Notes" at any time on or before the expiration date.

THE EXCHANGE AGENT; ASSISTANCE

     Harris Trust and Savings Bank is the exchange agent. All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:


         BY FACSIMILE:            BY HAND/OVERNIGHT DELIVERY:     BY REGISTERED OR CERTIFIED
  (FOR ELIGIBLE INSTITUTIONS     Harris Trust and Savings Bank               MAIL:
             ONLY)                 c/o Harris Trust Company      Harris Trust and Savings Bank
        (212) 701-7636                    of New York              c/o Harris Trust Company
                                        88 Pine Street                    of New York
      CONFIRM RECEIPT OF                  19th Floor                     P.O. Box 1010
    FACSIMILE BY TELEPHONE:           New York, NY 10005              Wall Street Station
        (212) 701-7624                                              New York, NY 10268-1010


FEES AND EXPENSES

     We will bear the expenses of soliciting old notes for exchange. The principal solicitation is being made by mail by the exchange agent. Additional solicitations may be made by telephone, facsimile or in person by officers and regular employees of our company and our affiliates and by persons so engaged by the exchange agent.

     We will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with its services and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer.

     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The new notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

     As a result of this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Holders who do not tender their old notes, except for certain instances involving the initial purchasers or holders of old notes who are not eligible to participate in the exchange offer or who do not receive freely transferrable new notes pursuant to the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest. Accordingly, any holder who does not exchange its old notes for new notes will continue to hold the untendered old notes and will be entitled to all the rights and subject to all the limitations applicable under the indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer.

     Any old notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities within the meaning of the Securities Act of 1933. In general, such old notes may be resold only:

     - to our company or any of our subsidiaries;

     - inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933;

     - inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
       1933) that, prior to such transfer, furnishes or has furnished on its behalf by a U.S. broker-dealer to the trustee under the indenture a signed letter containing certain representations and agreements relating to the restrictions on transfer of the new notes, the form of which letter can be obtained from the trustee;

     - outside the United States in compliance with Rule 904 under the Securities Act of 1933;

     - pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, if available; or

     - pursuant to an effective registration statement under the Securities Act of 1933.

     Each accredited investor that is not a qualified institutional buyer and that is an original purchaser of any of the old notes from the initial purchasers will be required to sign a letter confirming that it is an accredited investor under the Securities Act of 1933 and that it acknowledges the transfer restrictions summarized above.

RESALES OF THE NEW NOTES

     We are making the exchange offer in reliance on the position of the staff of the Securities and Exchange Commission as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Although there has been no indication of any change in the staff's position, we cannot assure you that the staff of the Securities and Exchange Commission would make a similar determination with respect to the exchange offer as it has in its interpretive letters to third parties. Based on these interpretations by the staff, and except as provided below, we believe that new notes may be offered for resale, resold and otherwise transferred by a holder who participates in the exchange offer and is not a broker-dealer without further compliance with the registration and prospectus delivery provisions of the Securities Act of 1933. In order to receive new notes that are freely tradeable, a holder must acquire the new notes in the ordinary course of its business and may not participate, or have any arrangement or understanding with any person to participate, in the distribution (within the meaning of the Securities Act of 1933) of the new notes. Holders wishing to participate in the exchange offer must make the representations described in "--Procedures for Tendering Old Notes" above.

     Any holder of old notes:

     - who is our "affiliate" (as defined in Rule 405 under the Securities Act of 1933);

     - who did not acquire the new notes in the ordinary course of its business;

     - who is a broker-dealer that purchased old notes from us to resell them pursuant to Rule 144A under the Securities Act of 1933 or any other available exemption under the Securities Act of 1933; or

     - who intends to participate in the exchange offer for the purpose of distributing (within the meaning of the Securities Act of 1933) new notes;

will be subject to separate restrictions. Each holder in any of the above categories:

     - will not be able to rely on the interpretations of the staff of the Securities Act of 1933 in the above-mentioned interpretive letters;

     - will not be permitted or entitled to tender old notes in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any sale or other transfer of old notes, unless such sale is made pursuant to an exemption from such requirements.

     In addition, if you are a broker-dealer holding old notes acquired for your own account, then you may be deemed a statutory "underwriter" within the meaning of the Securities Act of 1933 and must deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resales of your new notes. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it acquired the old notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of those new notes. The letter of transmittal states that, by making the above acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     Based on the position taken by the staff of the Securities and Exchange Commission in the interpretive letters referred to above, we believe that broker-dealers that acquired old notes for their own accounts, as a result of market-making or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the new notes received upon exchange of old notes (other than old notes that represent an unsold allotment from the original sale of the old notes) with a prospectus meeting the requirements of the Securities Act of 1933, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such new notes. Accordingly, this prospectus, as it may be amended or supplemented, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of new notes received in exchange for old notes where such old notes were acquired by the Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to the provisions of the registration rights agreement, we have agreed that this prospectus may be used by a Participating Broker-Dealer in connection with resales of such new notes. See "Plan of Distribution." However, a Participating Broker-Dealer that intends to use this prospectus in connection with the resale of new notes received in exchange for old notes pursuant to the exchange offer must notify us, or cause us to be notified, on or before the expiration date of the exchange offer, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth under "--The Exchange Agent; Assistance." Any Participating Broker-Dealer that is our "affiliate" may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction.

     Each Participating Broker-Dealer that tenders old notes pursuant to the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us of the occurrence of any event or the discovery of any fact that makes any statement contained in this prospectus untrue in any material respect or that causes this prospectus to omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading or of the occurrence of other events specified in the registration rights agreement, such Participating Broker-Dealer will suspend the sale of new notes pursuant to this prospectus until we have amended or supplemented this prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to the Participating Broker-Dealer or we have given notice that the sale of the new notes may be resumed, as the case may be.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive outstanding old notes in like original principal amount at maturity. All old notes received in the exchange offer will be canceled.

     The net proceeds from the sale of the old notes was approximately $27.0 million, before estimated expenses and fees. We used the net proceeds to: (i) repay approximately $25.5 million of outstanding borrowings under our senior credit facility and (ii) pay approximately $1.5 million of related transaction expenses and fees. We may reborrow up to $9.0 million under our senior credit facility to redeem a portion of our Series A and Series B convertible preferred stock.

                                 CAPITALIZATION


     The following table sets forth our unaudited consolidated capitalization as of March 31, 1999 and as adjusted to give effect to the offering of the old notes and the application of the net proceeds therefrom. See "Use of Proceeds." The information below should be read together with the financial statements and related notes thereto.


                                                                        AS OF
                                                                   MARCH 31, 1999
                                                                ---------------------
                                                                          (UNAUDITED)
                                                                ACTUAL     PRO FORMA
                                                                ------    -----------
                                                                    (IN MILLIONS)
Cash and equivalents........................................    $  2.5      $  2.5
                                                                ======      ======
Debt (including current portion):
  Senior Credit Facility(1).................................    $144.4      $118.9
  12 3/4% Senior Secured Notes..............................         0        27.0(2)
  Third party debt..........................................       7.4         7.4
  Related party debt........................................       3.7         3.7
  10% Senior Subordinated Notes.............................     180.0       180.0
                                                                ------      ------
       Total debt...........................................     335.5       337.0
Stockholders' equity:
  Convertible preferred stock...............................    $ 20.0      $ 20.0
  Common stock, warrants and additional paid-in capital.....     301.1       301.1
  Accumulated deficit.......................................     (81.9)      (81.9)
                                                                ------      ------
       Total stockholders' equity...........................     239.2       239.2
                                                                ------      ------
       Total capitalization.................................    $574.7      $576.2
                                                                ======      ======

---------------
(1) Excludes outstanding letters of credit of $5.4 million as of March 31, 1999. Such letters of credit include a $2.4 million letter of credit that secures notes payable issued to former shareholders of the Isaac Group in connection with our acquisition of the Isaac Group.

(2) Net of unamortized discount of $3.0 million.

                            DESCRIPTION OF THE NOTES

     The old notes were, and the new notes will be, issued as a single series of securities under the indenture, dated as of May 7, 1999, among Metal Management, as issuer, Metal Management's subsidiaries, as subsidiary guarantors, and Harris Trust and Savings Bank, as trustee. The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that the new notes:

     - will be registered under the Securities Act of 1933; and

     - will not bear any legends restricting transfer.

     The new notes will be issued solely in exchange for an equal principal amount of old notes. As of the date of this prospectus, $30.0 million aggregate principal amount of old notes is outstanding.

     In the following summaries:

     - "new notes" refers to the registered notes being offered by this prospectus;

     - "old notes" refers to your old notes that may be exchanged for new notes in the exchange offer;

     - "notes" refers collectively to the new notes and the old notes; and

     - "Metal Management" refers only to Metal Management, Inc. and not to any of its Subsidiaries.

     The following summaries of certain provisions of the indenture are not complete and are subject to all the provisions of the indenture. Wherever we refer to particular sections or defined terms used in the indenture, such sections or defined terms are automatically incorporated into this prospectus. We have filed a copy of the indenture with the Securities and Exchange Commission and the indenture is incorporated by reference into the registration statement. The meanings of some of the terms that are important in understanding the following summaries are set forth below under the subheading "Definitions."

BRIEF DESCRIPTION OF THE NEW NOTES AND THE GUARANTEES

The New Notes

     The new notes will be:

     - senior obligations of Metal Management;

     - pari passu in right of payment to all existing and future unsubordinated indebtedness of Metal Management;

     - senior in right of payment to all existing and future Subordinated Indebtedness of Metal Management;

     - unconditionally guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors; and

     - secured by a second priority lien on substantially all of the personal property, plant (to the extent it constitutes fixtures) and equipment of Metal Management and the Subsidiary Guarantors.

The Guarantees

     The new notes will be guaranteed by each of the existing Subsidiaries of Metal Management and certain future Restricted Subsidiaries of Metal Management.

     The Subsidiary Guarantees of the new notes will be:

     - senior obligations of each Subsidiary Guarantor;

     - pari passu in right of payment to all existing and future unsubordinated indebtedness of each Subsidiary Guarantor;

     - senior in right of payment to all existing and future Subordinated Indebtedness of each Subsidiary Guarantor; and

     - secured by a second priority lien on substantially all of the personal property, plant (to the extent it constitutes fixtures) and equipment of the Subsidiary Guarantors.

PRINCIPAL, MATURITY AND INTEREST

     The notes are limited in aggregate principal amount to $30.0 million and will mature on June 15, 2004. Interest on the notes accrues at the rate of 12 3/4% per annum and is payable in cash semi-annually in arrears on each June 15 and December 15, commencing on December 15, 1999, to Holders of record on the immediately preceding June 1 and December 1.

     The old notes were originally issued at a discount from their principal amount at maturity. As a result, for federal income tax purposes, Holders may be required to include amounts as income prior to the receipt of cash attributable thereto. See "Certain Federal Income Tax Consequences--Tax Consequences to United States Holders-- Original Issue Discount."

     Interest on the notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from May 7, 1999. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, interest, premium and liquidated damages, if any, on the notes is payable at the office or agency of Metal Management maintained for such purpose within the City and State of New York or, at the option of Metal Management, payment of interest and liquidated damages, if any, may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders of notes; provided that all payments with respect to Global Notes and definitive notes, the Holders of which have given written wire transfer instructions to Metal Management, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by Metal Management, Metal Management's office or agency in New York will be the office of the trustee maintained for such purpose. The old notes were, and the new notes will be, issued in minimum denominations of $1,000 and integral multiples thereof.

SETTLEMENT AND PAYMENT

     Settlement for the notes will be made in immediately available funds. Payments by Metal Management in respect of the notes (including principal, interest, premium and liquidated damages, if any) will be made in immediately available funds. The old notes are, and the new notes are expected to be, eligible to trade in the PORTAL market and to trade in the depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the notes will, therefore, be required by the depositary to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the notes.

     Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Note from a Participant (as defined herein) in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. DTC has advised Metal Management that cash received in Euroclear or CEDEL as a result of sales of interests in a Global Note by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

SUBSIDIARY GUARANTEES

     Metal Management's payment obligations under the notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The Subsidiary Guarantee of each Subsidiary Guarantor rank pari passu in right of payment with all unsubordinated indebtedness of such Subsidiary

Guarantor and senior in right of payment to all Subordinated Indebtedness of such Subsidiary Guarantor. The Subsidiary Guarantees are secured by a second priority lien to the extent described under "--Security." The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--The notes or the guarantees may be unenforceable due to fraudulent conveyance statutes."

     The indenture provides that, except for a merger of a Subsidiary Guarantor with and into Metal Management or another Subsidiary Guarantor, no Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity unless:

          (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee under the notes and the indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (3) Metal Management would be permitted to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock."

     The indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture. See "-- Repurchase at the Option of Holders--Asset Sales."

SECURITY

     The notes are secured by a second priority Lien, subject to certain exceptions, on substantially all of the existing and future assets (other than real property not constituting fixtures) of Metal Management and the Subsidiary Guarantors that, from time to time, secure the Obligations of Metal Management and the Subsidiary Guarantors under the Senior Credit Facility including, without limitation (whether now owned or hereafter arising or acquired):

          (1) substantially all of the fixtures attached or affixed to the real property owned or leased by Metal Management and the Subsidiary Guarantors, together with all additions, accessions, improvements, alterations, replacements and repairs thereto,

          (2) substantially all of the machinery and equipment owned or leased by Metal Management and the Subsidiary Guarantors, together with all additions, accessions, improvements, alterations, replacements and repairs thereto,

          (3) substantially all of the accounts receivable and inventory of Metal Management and the Subsidiary Guarantors,

          (4) substantially all of the Capital Stock of each of the Subsidiary Guarantors,

          (5) substantially all of the intellectual property of Metal Management and the Subsidiary Guarantors including, without limitation, all trademarks, service marks, patents, licenses, trade secrets and other proprietary information,

          (6) substantially all general intangibles relating to any and all of the foregoing, and

          (7) substantially all proceeds and products of any and all of the foregoing (all such assets set forth in clauses (1) through (7) collectively, and including all other property and assets that are from time to time subject to the Security Documents, the "Collateral").

     The Lien on the Collateral granted to the trustee for the benefit of the trustee and the Holders of the notes are subject to Permitted Liens and Prior Liens (including the Liens securing the Senior Bank Debt). The Collateral is pledged to the trustee for the benefit of the trustee and the Holders of the notes by Metal Management or the applicable Subsidiary Guarantor pursuant to a security agreement.

     Subject to the provisions described under "--Certain Covenants--Liens," the notes and the Subsidiary Guarantees will in no event be secured by any Collateral of Metal Management or any Subsidiary Guarantor, unless the Obligations of Metal Management and its Subsidiaries under the Senior Credit Facility (to the extent that there are any outstanding) are secured by a Lien that is prior to the Lien securing the notes. If the Senior Credit Facility is no longer in effect, or the Senior Bank Debt is no longer secured by any of the Collateral, the notes and the Subsidiary Guarantees will not (subject to the provisions under "--Certain Covenants--Liens") be secured by any of the Collateral; provided, however, that if the Senior Bank Debt is thereafter secured by assets that would constitute Collateral, the notes and the Subsidiary Guarantees will be secured by a second priority Lien on such Collateral to the same extent provided pursuant to the Security Documents. To the extent that the Senior Credit Facility is in effect and the senior bank agent releases its Lien on all or any portion of the Collateral of Metal Management or a Subsidiary securing the Senior Bank Debt, the Lien on such Collateral securing the notes and the Subsidiary Guarantees shall likewise be released (subject to the provisions under "--Certain Covenants--Liens"); provided, however, that if the Senior Bank Debt is thereafter secured by assets that would constitute Collateral, the notes and the Subsidiary Guarantees will then be secured by a second priority Lien on such Collateral, to the same extent provided pursuant to the Security Documents. Notwithstanding the foregoing, if during an Event of Default the Senior Bank Debt is repaid in full and the Senior Credit Facility ceases to be in effect, any Collateral owned by Metal Management or any Subsidiary Guarantor and not used to repay Senior Bank Debt shall continue to secure the notes and the Subsidiary Guarantees and shall not be released as a result of the Senior Credit Facility's Liens being released (but shall be released when such Event of Default ceases to exist).

     If the notes become due and payable prior to the final stated maturity thereof for any reason or are not paid in full at the final stated maturity thereof and after any applicable grace period has expired, pursuant to the provisions of the intercreditor agreement, the senior bank agent (as defined below) under the Senior Credit Facility, on behalf of the lenders thereunder, will have the exclusive right to foreclose (or decline to foreclose) upon (or otherwise exercise (or decline to exercise) remedies in respect of) the Collateral. At such time as the Obligations under the Senior Bank Debt have been satisfied in full, the trustee will have the right to foreclose upon the Collateral in accordance with instructions from the Holders of a majority in aggregate principal amount of the notes or, in the absence of such instructions, in such manner as the trustee deems appropriate in its absolute discretion. Proceeds from the sale of Collateral will first be applied to repay the Senior Bank Debt or other indebtedness permitted by the Security Documents to be secured by Liens senior to the Liens securing the notes, and thereafter such proceeds will be required to be paid to the trustee. The proceeds received by the trustee will be applied by the trustee first to pay the expenses of any foreclosure and fees and other amounts then payable to the trustee under the indenture and the Security Documents and, thereafter, to pay all amounts owing to the Holders under the indenture, the notes and the Subsidiary Guarantees (with any remaining proceeds to be payable to Metal Management and the Subsidiary Guarantors or as may otherwise be required by law).

     No appraisals of any of the Collateral have been prepared by or on behalf of Metal Management or any Subsidiary Guarantor in connection with the issuance and sale of the notes. There can be no assurance that the proceeds from the sale of the Collateral remaining after the satisfaction of (1) all obligations owed to holders of certain Liens which have priority over the Lien granted to the trustee for the benefit of the Holders of the notes and (2) all Obligations under the Senior Credit Facility or other indebtedness permitted by the Security Documents to be secured by Liens senior to the Liens securing the notes, would be sufficient to satisfy payments due on the notes. See "Risk Factors--In the case of a default, there may not be sufficient collateral available to satisfy our obligations under the new notes." By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if salable.

     Holders of the notes will have no vote on any decisions with respect to the Collateral, including the time or method of disposition (including release) thereof or realization thereon. In addition, to the extent that third parties enjoy Liens permitted by the Security Documents and the indenture, such third parties will have rights and remedies with respect to the property subject to such Lien that, if exercised, could adversely affect the value of the Collateral. In addition, the ability of the Holders to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "Risk Factors--In the case of a default, there may not be sufficient collateral available to satisfy our obligations under the new notes" and "--Certain Bankruptcy Limitations."

     As described under "--Repurchase at the Option of Holders--Asset Sales," the Net Proceeds of certain Asset Sales may under specified circumstances be required to be utilized to make an offer to purchase notes. To the extent that any such offer to purchase notes is not fully subscribed to by Holders thereof or such Net Proceeds are not required to be applied to make an Asset Sale Offer pursuant to provisions of such covenant, the Available Proceeds Amount may, under certain circumstances, be retained and used by Metal Management, free of the Lien of the indenture and the Security Documents.

CERTAIN BANKRUPTCY LIMITATIONS

     The right of the trustee to repossess and dispose of, or otherwise exercise remedies in respect of, the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law (and limitations in the intercreditor agreement) if a bankruptcy proceeding were to be commenced by or against Metal Management or a Subsidiary of Metal Management prior to the trustee having repossessed and disposed of, or otherwise exercised remedies in respect of, the Collateral. Under the Bankruptcy Code, a secured creditor such as the trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." However, pursuant to the intercreditor agreement, the trustee will be required to turn over to the senior bank agent any "adequate protection" that the trustee receives to the extent necessary to make the senior bank agent and the lenders under the Senior Credit Facility whole. The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court (as well as the limitations under the intercreditor agreement), it is impossible to predict how long payments under the notes of the Subsidiary Guarantees could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the Collateral or whether or to what extent Holders of the notes would be compensated for any delay in payment or loss of value of the Collateral.

INTERCREDITOR AGREEMENT

     On May 7, 1999, the trustee, on behalf of the Holders of the notes, entered into an intercreditor agreement with BT Commercial Corporation, as agent for the lenders under the Senior Credit Facility (in such capacity and together with any successor agent, the "senior bank agent") which was acknowledged by Metal Management and the Subsidiary Guarantors. The intercreditor agreement provides for the allocation of rights between the trustee and the senior bank agent with respect to the Collateral and the enforcement provisions with respect thereto. So long as the Senior Bank Debt remains outstanding, the lenders under the Senior Credit Facility shall have the exclusive right to determine the circumstances and manner in which Collateral shall be disposed of or realized upon and the timing of such disposition or realization including but not limited to, the determination of whether to release all or any portion of the Collateral from the Lien created by the Security Documents and whether to exercise remedies in respect of the Collateral following an Event of Default. The intercreditor agreement provides, among other things, that:

          (1) the senior bank agent has a security interest in the Collateral, senior and prior to the Security Interest of the trustee therein,

          (2) all decisions with respect to the Collateral, including the time and method of any disposition thereof, will be made by the senior bank agent,

          (3) as between the Obligations under the Senior Credit Facility and Obligations under the indenture, proceeds of the Collateral will be applied, first, to the outstanding Obligations under the Senior Credit Facility, with any remaining proceeds to be paid to the trustee for application in accordance with the provisions of the indenture,

          (4) the senior bank agent and the trustee will not contest each other's security interest in and Liens on their respective collateral or contest the validity of the documents governing the Senior Credit Facility or the notes, respectively,

          (5) in a bankruptcy or insolvency proceeding, the holders of Senior Bank Debt may consent to the use of cash collateral in their sole discretion and may receive Liens on the property of Metal Management or any Subsidiary Guarantor, superior to those of the trustee or to the exclusion of the trustee,

          (6) the trustee will not object to sales or dispositions of collateral securing the Senior Bank Debt under Section 363 of the Bankruptcy Code if the holders of Senior Bank Debt have consented to such sale or disposition,

          (7) the trustee agrees to turn over any "adequate protection" of the trustee's interest in any Collateral securing the Senior Bank Debt that it receives in any bankruptcy or insolvency proceeding to the senior bank agent to the extent necessary to make whole the senior bank agent and the holders of Senior Bank Debt,

          (8) the trustee will not seek to have the automatic stay lifted in any bankruptcy proceeding as to any collateral securing the Senior Bank Debt,

           (9) the trustee agrees not to appoint a Chapter 11 trustee under
     Section 1104 of the Bankruptcy Code or to convert or dismiss a bankruptcy proceeding under Section 1112 of the Bankruptcy Code,

          (10) the trustee waives in any bankruptcy proceeding any claim it may have under Section 1111(b) of the Bankruptcy Code (including any claim arising by an election by the holders of Senior Bank Debt under Section 1111(b)(2) of the Bankruptcy Code and/or any borrowing or grant of a security interest under Section 364 by Metal Management or any Subsidiary Guarantor, as debtor in possession),

          (11) the senior bank agent and the trustee each agree not to take any action or vote inconsistent with the intercreditor agreement,

          (12) the trustee agrees that the senior bank agent will have the sole and exclusive right to adjust settlement for insurance coverage on collateral securing the Senior Bank Debt and that proceeds of insurance or condemnation proceedings with respect to such collateral will be paid to the senior bank agent,

          (13) that if the trustee or any holder of a note receives proceeds of Collateral other than as expressly permitted by the intercreditor agreement, such proceeds will be received by such Person in trust and turned over to the senior bank agent,

          (14) subject to certain exceptions, in the event that the senior bank agent releases or agrees to release its Lien on any Collateral, and sends the trustee notice thereof in writing, which notice states that Collateral will be sold free and clear of the Liens of the senior bank agent and the trustee, the trustee will be deemed to have consented to such sale and the Lien of the trustee on such Collateral shall be automatically released and terminated,

          (15) the trustee waives any right to marshaling of the collateral securing the Senior Bank Debt, and

          (16) the trustee, on behalf of the trustee and on behalf of the Holders of the notes, will not directly or indirectly seek to foreclose or realize upon, judicially or non-judicially, any Collateral or take any other enforcement action against or in respect of the Collateral, unless and until the Obligations under the Senior Credit Facility have been indefeasibly paid in full in cash and all commitments to extend Senior Bank Debt have terminated.

OPTIONAL REDEMPTION

     The notes are not redeemable at Metal Management's option prior to June 15, 2000. From and after June 15, 2000, the notes will be subject to redemption at the option of Metal Management, in whole or in part, in an aggregate minimum principal amount of $10.0 million and integral multiples of $10.0 million, upon not less than 30 nor more than 60 days' written notice, at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the applicable redemption date.

SELECTION AND NOTICE

     Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at such Holder's registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A replacement note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, unless Metal Management defaults in payment of the redemption price, interest ceases to accrue on notes or portions of notes called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under "--Repurchase at the Option of Holders," Metal Management is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

     CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of notes will have the right to require Metal Management to repurchase all or any part (of at least $1,000 principal amount or an integral multiple thereof) of such Holder's notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase. Within 30 days following any Change of Control, Metal Management will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes pursuant to the procedures required by the indenture and described in such notice.

     On the date of the Change of Control Payment, Metal Management will, to the extent lawful:

          (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer,

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered, and

          (3) deliver or cause to be delivered to the trustee for cancellation the notes so accepted together with an Officer's Certificate stating the aggregate principal amount of notes or portions thereof being repurchased by Metal Management.

     The paying agent will promptly mail to each Holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a replacement note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such replacement note will be in a principal amount of $1,000 or an integral multiple thereof. Metal Management will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of the Change of Control Payment.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Metal Management repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Metal Management will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Metal Management and repurchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     The existence of a Holder's right to require Metal Management to repurchase such Holder's notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire Metal Management in a transaction that would constitute a Change of Control.

     Metal Management will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Metal Management shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue thereof.

     ASSET SALES

     The indenture will provide that Metal Management will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale unless:

          (1) Metal Management (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors, which in the case of an Asset Sale with a Fair Market Value exceeding $5 million, shall be set forth in an Officer's Certificate delivered to the trustee) of the assets or Equity Interests issued or sold or otherwise disposed of,

          (2) at least 75% of the consideration therefor received by Metal Management or such Restricted Subsidiary is in the form of Cash Equivalents; provided that the amount of:

             (a) any liabilities (as shown on Metal Management's or such Restricted Subsidiary's most recent balance sheet) of Metal Management or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Metal Management or such Restricted Subsidiary from further liability, and

             (b) any notes or other obligations received by Metal Management or any such Restricted Subsidiary from such transferee that are immediately converted by Metal Management or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this clause (2), and

          (3) Metal Management or such Restricted Subsidiary shall apply the Net Proceeds of such Asset Sale within 270 days of receipt thereof as follows:

             (a) to the extent such Net Proceeds are received from an Asset Sale not involving the sale, transfer or disposition of Collateral ("Non-Collateral Proceeds") or such proceeds are received from an Asset Sale involving the sale, transfer or disposition of Collateral that is subject to a Prior Lien ("Prior Lien Collateral Proceeds"), to satisfy all mandatory repayment obligations of any Indebtedness secured by the assets involved in such Asset Sale together with a concomitant permanent reduction in the amount of such Indebtedness (including a permanent reduction in committed amounts therefor in the case of any revolving credit facility so repaid); and

             (b) with respect to any Non-Collateral Proceeds or Prior Lien Collateral Proceeds remaining after application pursuant to the preceding clause (3)(a) and any Net Proceeds received from an Asset Sale involving the sale, transfer or disposition of Collateral not subject to the provisions of clause (3)(a) above ("Collateral Proceeds", and, together with such remaining Non-Collateral Proceeds and Prior Lien Collateral Proceeds, the "Available Proceeds Amount"), Metal Management shall make an offer to purchase (the "Asset Sale Offer") from all Holders up to a maximum principal amount (expressed as an integral multiple of $1,000) of notes equal to the Available Proceeds Amount at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, and liquidated damages, if any, to the date fixed for such purchase in accordance with the procedures set forth in the indenture; provided that Metal Management will not be required to apply pursuant to this clause (3)(b) Net Proceeds received from any Asset Sale if, and only to the extent that, such Net Proceeds are applied (or, in the case of clauses
        (3)(b)(i) or (3)(b)(ii) below, Metal Management (or such Restricted Subsidiary) enters into a binding, definitive agreement) to apply) within 270 days of such Asset Sale the Net Proceeds from such Asset
        Sale:

                 (i) to the acquisition of a controlling interest in any one or more businesses, to the making of a capital expenditure (including the construction or improvement of properties and capital assets) or the acquisition of long-term assets, in each case, that is engaged in or that is used or useful in a Principal Business, and/or

                 (ii) to an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale (collectively, clause (i) and (ii) of this paragraph, a "Permitted Related Acquisition"), and/or

                (iii) to permanently reduce Obligations under the Senior Credit Facility (and to correspondingly reduce commitments with respect thereto) and, if the Net Proceeds so invested in such Permitted Related Acquisition included Collateral Proceeds or Prior Lien Collateral Proceeds, the property and assets constituting such Permitted Related Acquisition and any non-cash consideration received as a result of such Asset Sale are made subject to the Lien securing the notes in the manner contemplated in the indenture and the Security Documents.

     If at any time any non-cash consideration received by Metal Management or any Restricted Subsidiary of Metal Management, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant. Metal Management may defer the Asset Sale Offer until there is an aggregate unutilized Available Proceeds Amount in excess of $10.0 million resulting from one or more Asset Sales, at which time the entire unutilized Available Proceeds Amount, and not just the amount in excess of $10.0 million, shall be applied to the Asset Sale Offer. To the extent that the aggregate amount of notes tendered pursuant to an Asset Sale Offer exceeds the unutilized Available Proceeds Amount, the trustee shall select the notes to be purchased on a pro rata basis. Upon completion of any such Asset Sale Offer, the unutilized Available Proceeds Amount shall be reset to zero. Metal Management shall commence an Asset Sale Offer within ten business days of receipt of such amount by mailing the notice required pursuant to the terms of the indenture, with a copy to the trustee.

     Notwithstanding any other provision of this covenant, in the event of an Asset Sale by Metal Management or any Restricted Subsidiary of Southern Recycling, L.L.C. that is consummated prior to such time when Southern Recycling, L.L.C. becomes a Subsidiary of Metal Management or any Restricted Subsidiary, such Asset Sale shall not be subject to, or otherwise required to comply with, clauses (1) or (2) of the first paragraph of "--Repurchase at the Option of Holders--Asset Sales;" provided, however, such Asset Sale shall be subject to, and otherwise required to comply with, all other provisions of "--Repurchase at the Option of Holders--Asset Sales." From and after such time when Southern Recycling, L.L.C. becomes a Subsidiary of Metal Management or a Restricted Subsidiary, an Asset Sale relating to Southern Recycling, L.L.C., shall be subject to and in compliance with all of the provisions described under "--Repurchase at the Option of Holders--Asset Sales."

     To the extent the Senior Bank Debt is secured by a Lien on the unutilized Available Proceeds Amount, the notes shall be secured by a Lien on such unutilized Available Proceeds Amount (which Lien shall be junior and subordinated to the Lien securing the Senior Bank Debt) and such unutilized Available Proceeds Amount shall constitute Collateral in accordance with the Security Documents. To the extent such Lien shall be released under the terms of the Senior Credit Facility, the Liens in favor of the trustee and the noteholders on such Available Proceeds Amount shall be released, and the unutilized Available Proceeds Amount may be applied for any purpose not prohibited by the indenture, including the repurchase of Senior Subordinated Notes in accordance with the indenture governing such Senior Subordinated Notes.

     The Senior Credit Facility currently prohibits Metal Management from repurchasing any notes under certain circumstances, and also provides that certain change of control events with respect to Metal Management would constitute a default thereunder. Any future credit agreements or other agreements relating to Pari Passu Indebtedness to which Metal Management becomes a party may contain similar provisions. In the event a Change of Control or Asset Sale Offer occurs at a time when Metal Management is prohibited from repurchasing notes, Metal Management could seek the consent of the lenders under the Senior Credit Facility or such future agreements relating to Pari Passu Indebtedness to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. In addition, the occurrence of a Change of Control or an Asset Sale may require Metal Management to make an offer to purchase the Senior Subordinated Notes under the indenture pursuant to which the Senior Subordinated Notes were issued. If Metal Management does not obtain such a consent or repay such borrowings, Metal Management will remain prohibited from purchasing notes. In such case, Metal Management's failure to make such offer or to repurchase tendered notes would constitute an Event of Default under the indenture. See "--Events of Default and Remedies."

     Metal Management will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Metal Management shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sales provisions by virtue thereof.

CERTAIN COVENANTS

     RESTRICTED PAYMENTS

     The indenture provides that Metal Management will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of Metal Management's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Metal Management);

          (2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Metal Management or any direct or indirect parent of Metal Management;

          (3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at final maturity or scheduled installment or sinking fund payments; or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2) Metal Management would, at the time of such Restricted Payment and immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

          (3) the amount of such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Metal Management and its Restricted Subsidiaries after May 7, 1999 (including Restricted Payments permitted by clauses (1), (4), (6) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of:

             (a) 50% of the Consolidated Net Income of Metal Management for the period (taken as one accounting period) from July 1, 1998 to the end of Metal Management's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

             (b) 100% of the aggregate net cash proceeds received by Metal Management from the issue or sale since May 13, 1998 of Equity Interests of Metal Management (including the net cash proceeds of any exercise or conversion payments with respect to Equity Interests) or of Disqualified Stock or debt securities of Metal Management that have been converted into such Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities of Metal Management sold to a Restricted Subsidiary of Metal Management and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

             (c) 100% of the aggregate amounts contributed to the capital of Metal Management since May 13, 1998, plus

             (d) to the extent that any Restricted Investment that was made after May 13, 1998 was sold for cash or was repaid, the lesser of:

                (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), and

                (ii) the initial amount of such Restricted Investment, plus

             (e) without duplication, to the extent that any Unrestricted Subsidiary is or was designated by Metal Management as a Restricted Subsidiary, an amount equal to the lesser of:

                (i) the net book value of Metal Management's Investment in such Unrestricted Subsidiary at the time of such designation, and

                (ii) the Fair Market Value of such Investment at the time of such designation, plus

             (f) 50% of any cash dividends received by Metal Management or a Restricted Subsidiary of Metal Management (except to the extent that such dividends were already included in Consolidated Net Income and, in the case of a Restricted Subsidiary, only to the extent of Metal Management's ownership interest in such Restricted Subsidiary) after May 13, 1998 from an Unrestricted Subsidiary of Metal Management.

     The foregoing provisions will not prohibit:

          (1) the payment of any dividend or redemption payment within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the indenture;

          (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Metal Management or any Restricted Subsidiary or any Subordinated Indebtedness of Metal Management in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of Metal Management) of Equity Interests of Metal Management (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause
     (3)(b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the repurchase of the Senior Subordinated Notes in the event of an Asset Sale or Change of Control (as defined in the indenture governing the Senior Subordinated Notes (as in effect on the date of the indenture)) as long as Metal Management complied with the provisions described under "--Repurchase at the Option of Holders--Change of Control" or "--Repurchase at the Option of Holders--Asset Sales," as applicable;

          (5) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

          (6) repurchases or redemptions of Equity Interests held by officers or employees or former officers or employees of Metal Management or any Restricted Subsidiary pursuant to any employment or other written agreement, in an aggregate amount not to exceed $2.0 million in any fiscal year, and any such repurchases or redemptions funded by life insurance proceeds received by Metal Management upon the death of an insured officer or employee;

          (7) the acquisition by Metal Management of Equity Interests previously issued and delivered to an escrow agent pursuant to an escrow agreement or previously issued but never delivered pursuant to contingent or "earn-out" payments, in each case in connection with the acquisition agreements of Metal Management or any Subsidiary;

          (8) the payment of any dividend on, or the redemption of, Metal Management Preferred Stock, in each case in accordance with the terms thereof as in effect on May 13, 1998; provided that (other than in the case of a dividend payable solely in Equity Interests of Metal Management) the Fixed Charge Coverage Ratio for Metal Management for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such payment, redemption, repurchase, retirement or other acquisition would have been at least 2.0 to
     1.0 determined on a pro forma basis, as if such payment, redemption, repurchase, retirement or other acquisition, together with any other payments, redemptions, repurchases, retirements and other acquisitions permitted by this clause (8) occurring during the preceding twelve-month period, had occurred at the beginning of the applicable four-quarter period;

          (9) guarantees of obligations of Unrestricted Subsidiaries or Permitted Joint Ventures by Metal Management or a Restricted Subsidiary (other than Obligations constituting Indebtedness of Metal Management or a Restricted Subsidiary) to the extent that a cash Investment by Metal Management or such Restricted Subsidiary would be permitted in such Unrestricted Subsidiaries under this covenant; provided, however, that the extension of any such guarantees shall be deemed to be an Investment by Metal Management or such Restricted Subsidiary in an amount equal to the obligations subject to the guarantees and shall be deemed to be made at the time of such extension; and

          (10) the making of other Restricted Payments not to exceed $10.0 million in the aggregate from and after May 13, 1998;

provided, further, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (4), (5), (8) or (9) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and, provided, further, that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause (3) of the immediately preceding paragraph, only the amounts expended under clauses (1), (4), (6) and (8) shall be included.

     As of the date of the indenture, all of Metal Management's Subsidiaries will be Restricted Subsidiaries. Metal Management will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Metal Management and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount equal to the Fair Market Value of such Investment at the time of such designation. Such designation will only be permitted if a Restricted Payment in such amount would be permitted to be made at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the indenture.

     The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by Metal Management or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment with a Fair Market Value in excess of $5.0 million, Metal Management shall deliver to the trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the "Restricted Payments" covenant were computed, which calculations may be based upon Metal Management's latest available financial statements.

     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

     The indenture provides that Metal Management will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and that Metal Management will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Metal Management may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for Metal Management for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.0 to 1.0 determined on a Pro Forma Basis.

     The foregoing provisions will not apply to:

          (1) the incurrence by Metal Management or any of its Restricted Subsidiaries of indebtedness under the Senior Credit Facility and Guarantees thereof by the Subsidiary Guarantors so long as, immediately after any such incurrence, the aggregate principal amount outstanding under the Senior Credit Facility (together with any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness incurred pursuant to the Senior Credit Facility) pursuant to this clause
     (1) does not exceed an amount equal to the greater of:

             (a) $200.0 million, less the aggregate amount of all Loan Reductions, and

             (b) the sum of:

                (i) 85% of the consolidated book value of the accounts receivable of Metal Management and its Restricted Subsidiaries,

                (ii) 70% of the consolidated book value of the inventory of Metal Management and its Restricted Subsidiaries, and

                (iii) the orderly liquidation value of Metal Management's property, plant and equipment (initially $40.0 million), subject to automatic and permanent reduction by $1.4 million each quarter, commencing July 1, 1998, and subject to increases (but not in excess of $40.0 million) based on increases in the orderly liquidation value of Metal Management's property, plant and equipment resulting from acquisitions completed by Metal Management (as set forth in the appraisals accepted by the agent under the Senior Credit Facility and provided that the automatic and permanent reduction described above shall be increased by the amount of any such increase divided by 28);

     provided, however, that in no event may the aggregate principal amount outstanding under the Senior Credit Facility pursuant to this clause (1) exceed $300.0 million; and provided, further, that the amount of Indebtedness which may be incurred under the Senior Credit Facility pursuant to this clause (1) shall be reduced by the principal amount of any Acquired Debt incurred solely pursuant to clause (10) below;

          (2) the incurrence by Metal Management or any of its Restricted Subsidiaries of Indebtedness represented by the notes and the Subsidiary Guarantees in an amount not to exceed $30.0 million;

          (3) Guarantees by Metal Management or a Subsidiary Guarantor of Indebtedness incurred by Metal Management or a Restricted Subsidiary of Metal Management so long as the incurrence of such Indebtedness by the primary obligor thereon was permitted under the terms of the indenture;

          (4) the incurrence by Metal Management or a Restricted Subsidiary of Metal Management of intercompany Indebtedness between or among Metal Management and any of its Restricted Subsidiaries; provided, however, that

             (a) all such intercompany Indebtedness is expressly subordinate to the prior payment in full of all Obligations with respect to the notes and the Subsidiary Guarantees, and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such intercompany Indebtedness being held by a Person other than Metal Management or a Restricted Subsidiary, and

                (ii) any sale or transfer of any such intercompany Indebtedness to a Person that is not either Metal Management or a Restricted Subsidiary of Metal Management,

        shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Metal Management or such Restricted Subsidiary, as the case may be, that is not permitted by this clause (4);

          (5) the incurrence by Metal Management or any Restricted Subsidiary of Indebtedness (including reimbursement obligations relating thereto) in respect of bid, payment or performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds, or guarantees of such obligations of others, in the ordinary course of business,

          (6) the issuance by a Restricted Subsidiary of Metal Management of any shares of Preferred Stock to Metal Management or any of its Restricted Subsidiaries; provided, however, that

             (a) all such Preferred Stock is expressly subordinate to the prior payment in full of all Obligations with respect to the notes and the Subsidiary Guarantees, and

           (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than Metal Management or a Restricted Subsidiary, and

                (ii) any sale or transfer of any such shares of Preferred Stock to a Person that is not either Metal Management or a Restricted Subsidiary of Metal Management,

        shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that is not permitted by this clause (6);

          (7) Hedging Obligations of Metal Management or a Restricted Subsidiary that are incurred:

             (a) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding, or

             (b) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or commodity price risk with respect to commodities utilized by Metal Management in the ordinary course of business;

          (8) subject to clause (1) above, the incurrence by Metal Management or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the indenture to be incurred;

          (9) the incurrence of Indebtedness (but excluding any funded Indebtedness) arising from agreements providing for indemnification, adjustment of purchase price or similar Obligations, incurred or assumed in connection with the acquisition or disposition of any business by Metal Management or any Restricted Subsidiary;

          (10) the incurrence of any Acquired Debt in an aggregate principal amount permitted solely by this clause (10) not to exceed $25.0 million at any one time outstanding;

          (11) Capital Lease Obligations and Purchase Money Indebtedness of Metal Management or any of its Restricted Subsidiaries (including any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Capital Lease Obligations or Purchase Money Indebtedness incurred pursuant to this clause (11)) not to exceed $10.0 million at any one time outstanding;

          (12) the incurrence by Metal Management and any of its Restricted Subsidiaries of Indebtedness represented by the Senior Subordinated Notes and the Guarantees thereof in an amount not to exceed $180.0 million; and

          (13) additional Indebtedness of Metal Management or any of its Restricted Subsidiaries at any time outstanding equal to, if positive, (a) $30.0 million, less (b) the sum of (i) the principal amount of the notes then outstanding, plus (ii) the principal amount of any Permitted Refinancing Indebtedness incurred by Metal Management, the proceeds of which are or were used to redeem or repurchase notes, and which Permitted Refinancing Indebtedness is incurred by Metal Management solely by reason of clause (8) above.

For purposes of determining compliance with this covenant, the accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness.

     Notwithstanding anything to the contrary in this covenant, Metal Management and the Restricted Subsidiaries shall comply with the covenant described under "--Limitation on Incurrence of Pari Passu Indebtedness."

     Neither Metal Management nor any Subsidiary Guarantor will, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinate in right of payment to any other Indebtedness of Metal Management or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the notes and the Subsidiary Guarantees pursuant to subordination provisions that are substantially identical to the subordination provisions of such other Indebtedness (or any agreement governing such Indebtedness) that are most favorable to the holders of any other Indebtedness of Metal Management.

     LIMITATION ON INCURRENCE OF PARI PASSU INDEBTEDNESS

     So long as the Senior Credit Facility is outstanding and is secured by any interest in Real Property (other than fixtures) of Metal Management or any Restricted Subsidiary, Metal Management will not, and will not permit any of its Restricted Subsidiaries to, incur any Pari Passu Indebtedness, unless prior to such incurrence of Pari Passu Indebtedness, Metal Management executes and delivers and causes the Restricted Subsidiaries to execute and deliver Mortgages granting a Security Interest in, and valid mortgage Lien upon, all of the Real Property of Metal Management and the Restricted Subsidiaries that from time to time secures the Senior Bank Debt, which Security Interest shall be superior and prior to the rights of all other Persons (including, without limitation, the holders of any Pari Passu Indebtedness incurred pursuant to the provisions of this covenant) in such Real Property other than Prior Liens; provided, however, Metal Management and the Restricted Subsidiaries shall not be required to comply with this covenant to the extent Pari Passu Indebtedness is incurred and such Indebtedness is: (1) Indebtedness permitted by clauses (1) or (2) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Disqualified Stock" or (2) Indebtedness permitted by clauses (5), (7), (9), (10) or (11) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Disqualified Stock," so long as, in the case of clause (2) of this covenant, the Pari Passu Indebtedness incurred pursuant to clauses (5), (7), (9) and (10) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Disqualified Stock" does not exceed $5.0 million, in the aggregate, at any time outstanding and so long as, in the case of clause (2) of this covenant, all Pari Passu Indebtedness incurred pursuant to clauses (5), (7), (9), (10) and (11) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Disqualified Stock" does not exceed $10.0 million, in the aggregate, at any time outstanding.

     SALE AND LEASEBACK TRANSACTIONS

     The indenture provides that Metal Management will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Metal Management may enter into a sale and leaseback transaction involving only the sale or transfer of assets not constituting Collateral if:

          (1) Metal Management could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption

     "--Incurrence of Indebtedness and Issuance of Disqualified Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described below under the caption "--Liens,"

          (2) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and, in the case of a sale and leaseback transaction having a Fair Market Value in excess of $5.0 million, set forth in an Officer's Certificate delivered to the trustee) of the property that is the subject of such sale and leaseback transaction, and

          (3) the transfer of assets in such sale and leaseback transaction is permitted by, and Metal Management applies the proceeds of such transaction in compliance with, the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales."

     LIENS

     The indenture provides that Metal Management will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (1) upon any item of Collateral other than the Liens created by the notes, the Subsidiary Guarantees, the indenture and the Security Documents and the Permitted Liens (including, without limitation, the Liens securing the Senior Bank Debt) and (2) upon any other asset or property (other than Real Property) now owned or hereafter acquired by Metal Management or any of its Restricted Subsidiaries, which asset or property does not at such time constitute Collateral, or any income or profits therefrom or assignment or conveyance of any right to receive income therefrom, if, in the case of (2), (a) such Lien secures obligations under any Subordinated Indebtedness, unless, the notes are secured on a basis no less favorable than such Subordinated Indebtedness is subordinated to the notes with the obligations so secured until such time as such obligations are no longer secured by a Lien or (b) such Lien secures obligations under Pari Passu Indebtedness at a time when the Senior Credit Facility is no longer in effect, unless the notes are secured on a basis that is pari passu with such Pari Passu Indebtedness so secured until such time as such obligations are no longer secured by a Lien.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     The indenture provides that Metal Management will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) (a) pay dividends or make any other distributions to Metal Management or any of its Restricted Subsidiaries

                 (i) on its Capital Stock, or

                 (ii) with respect to any other interest or participation in, or measured by, its profits, or

             (b) pay any indebtedness owed to Metal Management or any of its Restricted Subsidiaries,

          (2) make loans or advances to Metal Management or any of its Restricted Subsidiaries, or

          (3) sell, lease or transfer any of its properties or assets to Metal Management or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

             (a) Existing Indebtedness as in effect on May 7, 1999,

             (b) the Senior Credit Facility as in effect on May 7, 1999, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, in whole or in part; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in any material respect with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on May 7, 1999,

             (c) the indenture, the notes and the Security Documents,

             (d) applicable law,

             (e) Indebtedness or Capital Stock of a Person acquired by Metal Management or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred,

             (f) by reason of nonassignment or net worth maintenance provisions in leases entered into in the ordinary course of business,

             (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired, or

             (h) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness being refinanced.

     ADDITIONAL SUBSIDIARY GUARANTEES

     The indenture provides that if:

          (1) Metal Management acquires or creates any additional Subsidiary that is a Restricted Subsidiary, and

             (a) any such Restricted Subsidiary has assets or revenues in any fiscal year in excess of $200,000, or

             (b) any such Restricted Subsidiary previously in existence has assets or revenues in any fiscal year in excess of $200,000, or

             (c) any such Restricted Subsidiary, together with all other Restricted Subsidiaries which are not Subsidiary Guarantors, has assets or revenues in any fiscal year in excess of $1.0 million in the aggregate, or

          (2) any Restricted Subsidiary of Metal Management that is not a Subsidiary Guarantor guarantees or otherwise, directly or indirectly, provides credit support for any Indebtedness of Metal Management or any Restricted Subsidiary or is a borrower under the Senior Credit Facility (in each case described in clauses (1) and (2), except for Foreign Subsidiaries),

Metal Management will cause such Restricted Subsidiary to execute and deliver to the trustee a supplemental indenture and, if required by the provisions of the indenture, the applicable Security Documents, each in form and substance reasonably satisfactory to the trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Metal Management's Obligations under the notes on the terms set forth in such supplemental indenture and shall grant a Security Interest in the Collateral on the terms set forth in the indenture and such Security Documents.

     MERGER, CONSOLIDATION OR SALE OF ASSETS

     The indenture provides that Metal Management may not consolidate or merge with or into (whether or not Metal Management is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

          (1) Metal Management is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Metal Management) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the entity or Person formed by or surviving any such consolidation or merger (if other than Metal Management) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of Metal Management under the notes, the indenture and the Security Documents pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee and such entity or person shall have taken all steps necessary or reasonably requested by the trustee to protect and perfect the Security Interests granted or purported to be granted under the Security Documents;

          (3) immediately after such transaction no Default or Event of Default; exists;

          (4) except in the case of a merger of Metal Management with or into a Wholly Owned Restricted Subsidiary of Metal Management, Metal Management or the entity or Person formed by or surviving any such consolidation or merger (if other than Metal Management), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Metal Management immediately prior to the transaction and (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock;"

          (5) Metal Management shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel each stating that (a) such transaction and supplemental indenture comply with the provisions of this paragraph, and (b) all conditions precedent herein provided for relating to such transaction have been complied with; and

          (6) all instruments of further assurance and all actions as are necessary to maintain, preserve and protect the rights of the Holders of the notes and the trustee hereunder and under each of the applicable Security Documents with respect to the Security Interests have been taken.

     The sale, assignment, transfer, lease, conveyance or other disposition by Metal Management or its Restricted Subsidiaries of all or substantially all of their respective property or assets to one or more of their Subsidiaries shall not relieve either Metal Management or the Restricted Subsidiaries from their respective obligations under the indenture or the notes. Subject to the foregoing, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Metal Management or any other Restricted Subsidiary or other entity that becomes, by reason of such consolidation, merger or transfer, a Restricted Subsidiary.

     TRANSACTIONS WITH AFFILIATES

     The indenture provides that Metal Management will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to Metal Management or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction by Metal Management or such Restricted Subsidiary with an unrelated Person, and

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

          (2) Metal Management delivers to the trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a certificate of the Chief Executive Officer of Metal Management certifying that such Affiliate Transaction complies with clause (1) above,

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, and

             (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of the notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not apply to the following:

          (1) transactions between or among Metal Management and/or any of its Restricted Subsidiaries in which no Affiliate of Metal Management owns Capital Stock (other than directors' qualifying shares);

          (2) Restricted Payments or Permitted Investments permitted by the provisions of the indenture described above under the caption entitled "-- Restricted Payments;" and

          (3) the payment of reasonable and customary regular fees and compensation (including compensation payable in Equity Interests) to, and indemnity provided on behalf of, officers, directors, employees or consultants of Metal Management or any Subsidiary or Permitted Joint Venture of Metal Management.

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES

     The indenture provides that Metal Management:

          (1) will not, and will not permit any Wholly Owned Restricted Subsidiary of Metal Management to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of Metal Management to any Person (other than Metal Management or a Wholly Owned Restricted Subsidiary of Metal Management), unless:

             (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary, and

             (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders--Asset Sales," and

          (2) will not permit any Wholly Owned Restricted Subsidiary of Metal Management to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Metal Management or a Wholly Owned Restricted Subsidiary of Metal Management.

     BUSINESS ACTIVITIES

     Metal Management will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Principal Business, except to such extent as would not be material to Metal Management and its Restricted Subsidiaries, taken as a whole.

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

     IMPAIRMENT OF SECURITY INTEREST

     Neither Metal Management nor any of its Subsidiaries will take or knowingly or negligently omit to take any action which action or omission would have the result of adversely affecting or impairing the Security Interests in any material respect, with respect to the Collateral other than as expressly contemplated by the indenture and the Security Documents, and neither Metal Management nor any of its Subsidiaries shall grant to any Person (other than to the trustee on behalf of the trustee and the Holders) any Lien on the Collateral other than Permitted Liens.

     REPORTS

     The indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission, so long as any notes are outstanding, Metal Management will furnish to the trustee:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if Metal Management were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Metal Management's certified independent accountants, and

          (2) all current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if Metal Management were required to file such reports.

     In addition, whether or not required by the rules and regulations of the Securities and Exchange Commission, commencing immediately after the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, Metal Management will file a copy of all such information and reports with the Securities and Exchange Commission (which may be contained in Forms 10-K, 10-Q and 8-K) for public availability (unless the Securities and Exchange Commission will not accept such a filing). In addition, Metal Management and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933.

     EVENTS OF DEFAULT AND REMEDIES

     The indenture provides that each of the following constitutes an Event of
Default:

          (1) default for 30 days in the payment when due of interest or liquidated damages, if any, on the notes;

          (2) default in payment when due of the principal of or premium, if any, on the notes;

          (3) failure by Metal Management to comply with the provisions described above under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales" or "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

          (4) failure by Metal Management for 60 days after notice from the trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with any of its other covenants, agreements or warranties in the indenture, the notes and the Security Documents;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Metal Management or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Metal Management or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee existed on the date of, or is created after the date of, the indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such

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

     Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (6) failure by Metal Management or any of its Restricted Subsidiaries to pay final judgments for the payment of money damages aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) except as permitted by the indenture, any Significant Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except by its terms) or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Significant Subsidiary Guarantee, in each case if such default continues for a period of ten days after notice to Metal Management from the trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding notes;

          (8) other than as permitted under the Security Documents or the terms of the indenture, any of the Security Documents cease to be in full force and effect, or any of the Security Documents cease to give the trustee the Security Interests, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or Metal Management or any Significant Subsidiary Guarantor shall deny or disaffirm any of its obligations under any Security Document or any Collateral becomes subject to any Lien other than Permitted Liens; and

          (9) certain events of bankruptcy or insolvency with respect to Metal Management or any of its Significant Subsidiaries.

     If any Event of Default (other than an Event of Default under clause (9) of the preceding paragraph with respect to Metal Management) occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes, by notice to the trustee and Metal Management, may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clause (9) of the preceding paragraph, with respect to Metal Management, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. If an Event of Default exists solely by reason of an acceleration of Indebtedness under clause (5) of the preceding paragraph, and such acceleration is rescinded by the holders of such Indebtedness affected thereby prior to the time the Obligations under the notes have been accelerated, such Event of Default shall cease to exist. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or liquidated damages, if any) if it determines that withholding notice is in their interest.

     The indenture provides that, at any time after a declaration of acceleration with respect to the notes, the Holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences if:

          (1) the rescission would not conflict with any judgment or decree,

          (2) all existing Events of Default have been cured or waived except nonpayment of principal, interest or liquidated damages that has become due solely because of the acceleration,

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal at a rate equal to the rate borne by the notes, which has become due otherwise than by such declaration of acceleration, has been paid,

          (4) Metal Management has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances, and

          (5) in the event of the cure or waiver of an Event of Default of the type described in clause (9) of the description above of Events of Default, the trustee shall have received an Officer's Certificate and an opinion of counsel that such Event of Default has been cured or waived.

     No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture and its consequences, except a default in the payment of the principal of or interest on, or liquidated damages with respect to, any notes. Notwithstanding any other provision of the indenture, the right of any Holder of a note to receive payment of principal, premium and liquidated damages, if any, and interest on the notes, on or after the respective due dates expressed in the notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of the indenture and the Security Documents upon the Collateral.

     Metal Management is required to deliver to the trustee annually a statement regarding compliance with the indenture, and Metal Management is required upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Metal Management or any Subsidiary Guarantor, as such, shall have any liability for any obligations of Metal Management or the Subsidiary Guarantors under the notes, the Subsidiary Guarantees, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

POSSESSION, USE AND RELEASE OF COLLATERAL

     Unless an Event of Default shall have occurred and be continuing, subject to the terms of the security documents securing the Senior Bank Debt, Metal Management and the Subsidiaries of Metal Management will have the right to remain in possession and retain exclusive control of the Collateral securing the notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the senior bank agent in accordance with the provisions of the intercreditor agreement), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

     Release of Collateral. So long as the Senior Credit Facility is in effect, the senior bank agent shall have the exclusive right and authority to determine the release, sale, or other disposition with respect to the Collateral. Subject to the terms of the intercreditor agreement, at any time or from time to time, the Collateral securing the Senior Bank Debt is released or otherwise disposed of pursuant to the terms of the Senior Credit Facility, the same Collateral securing the notes shall be automatically released or disposed of; provided, however, that in the event an Event of Default exists when the Senior Bank Debt is repaid in full, the Collateral securing the notes and the Subsidiary Guarantees shall not be released to the extent they were not disposed of in order to repay the Senior Bank Debt in full (but in such event shall be released when such Event of Default ceases to exist).

     Disposition of Collateral Without Release. Notwithstanding the provisions of "--Release of Collateral" above, subject to the provisions of the Senior Credit Facility, Metal Management and the Subsidiaries of Metal Management may, without any release or consent by the senior bank agent or the trustee, do any number of ordinary course activities in respect of the Collateral.

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

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Metal Management may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes ("Legal Defeasance") except for:

          (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium and liquidated damages, if any, and interest on such notes when such payments are due from the trust referred to below,

          (2) Metal Management's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3) the rights, powers, trusts, duties and immunities of the trustee, and Metal Management's obligations in connection therewith, and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, Metal Management may, at its option and at any time, elect to have the obligations of Metal Management released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment or certain bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) Metal Management must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and liquidated damages, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Metal Management must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) either:

             (a) in the case of Legal Defeasance (other than when the notes are being defeased within one year prior to the stated maturity or the applicable maturity date), Metal Management shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

                (i) Metal Management has received from, or there has been published by, the Internal Revenue Service a ruling, or

                (ii) since May 7, 1999, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, or

             (b) in the case of Covenant Defeasance, Metal Management shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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

          (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of such deposit;

          (4) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than the indenture) to which Metal Management or any of its Restricted Subsidiaries is a party or by which Metal Management or any of its Restricted Subsidiaries is bound;

          (5) Metal Management must have delivered to the trustee an opinion of counsel to the effect that (assuming no intervening bankruptcy or insolvency of Metal Management between the date of such deposit and the 91st day after such deposit and that no Holder is an insider of Metal Management) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (6) Metal Management must deliver to the trustee an Officer's Certificate stating that the deposit was not made by Metal Management with the intent of preferring the Holders of notes over the other creditors of Metal Management with the intent of defeating, hindering, delaying or defrauding creditors of Metal Management or others; and

          (7) Metal Management must deliver to the trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Metal Management may require a Holder to pay any taxes and fees required by law or permitted by the indenture. Metal Management is not required to transfer or exchange any note selected for redemption. Also, Metal Management is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered Holder of a note will be treated as the owner of it for all purposes.

FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

     The old notes were offered and sold to qualified institutional buyers in reliance on Rule 144A. The old notes are represented by a global note in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. The global note representing the old notes was deposited with the trustee, as custodian for DTC, and registered in the name of Cede & Co. or such other nominee as DTC may designate.

     The new notes will be issued in fully registered form, without interest coupons. Except as described below, the new notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co. as DTC's nominee. The new notes will be in the form of a global new note certificate (the "Global New Note") and will stay in the custody of the trustee pursuant to the FAST Balance Certificate between DTC and the trustee.

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

     EXCHANGES OF INTERESTS IN GLOBAL NEW NOTE FOR CERTIFICATED NEW NOTES

     A beneficial interest in a Global New Note may not be exchanged for a new note in certificated form unless:

          (1) DTC

             (a) notifies Metal Management that it is unwilling or unable to continue as depositary for the Global New Note, or

             (b) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case Metal Management thereupon fails to appoint a successor depositary,

          (2) Metal Management, at its option, notifies the trustee in writing that it elects to cause the issuance of the new notes in certificated form, or

          (3) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the new notes.

     In all cases, certificated new notes delivered in exchange for the Global New Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Any certificated new note issued in exchange for an interest in the Global New Note will bear the legend restricting transfers that is borne by such Global New Note. Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the security registrar to reflect a decrease in the principal amount of the Global New Note.

     DEPOSITORY PROCEDURES

     DTC has advised Metal Management that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised Metal Management that, pursuant to procedures established by it, (1) upon deposit of the Global New Note, DTC will credit the respective accounts of Participants in the principal amount at maturity of the new notes of the individual beneficial interests represented by such Global New Note and (2) ownership of such interests in the Global New Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global New Note).

     Investors in the Global New Note may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. All interests in the Global New Note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global New Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests
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

in the Global New Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see "--Exchanges of Interests in the Global New Note for Certificated New Notes."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NEW NOTE WILL NOT HAVE NEW NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NEW NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of and premium and interest on the Global New Note registered in the name of DTC or its nominee will be payable by the trustee to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, Metal Management and the trustee will treat the persons in whose names the new notes, including the Global New Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Metal Management, the trustee nor any agent of Metal Management or the trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global New Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global New Note or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised Metal Management that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Metal Management. Neither Metal Management nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the new notes, and Metal Management and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Except for trades involving only Euroclear and CEDEL participants, interests in the Global New Note are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the new notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global New Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

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

     Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in the Global New Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. DTC has advised Metal Management that cash received in Euroclear or CEDEL as a result of sales of interests in the Global New Note by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

     DTC has advised Metal Management that it will take any action permitted to be taken by a Holder of new notes only at the direction of one or more Participants to whose account with DTC interests in the Global New Note are credited and only in respect of such portion of the aggregate principal amount of the new notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the new notes, DTC reserves the right to exchange the Global New Note for legended new notes in certificated form, and to distribute such new notes to its Participants.

     The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that Metal Management believes to be reliable, but Metal Management takes no responsibility for the accuracy thereof.

     Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Global New Note among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Metal Management nor the trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     Metal Management, the Subsidiary Guarantors and the initial purchaser entered into the registration rights agreement on May 7, 1999 (the "Closing Date"). Pursuant to the registration rights agreement, Metal Management agreed to file with the Securities and Exchange Commission, on or prior to 90 days after the Closing Date, the exchange offer registration statement on the appropriate form under the Securities Act of 1933 with respect to the Exchange Notes. Upon the effectiveness of the exchange offer registration statement, pursuant to the exchange offer, Metal Management will offer to the Holders of Transfer Restricted Securities (as defined below) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes.

     If:

          (1) Metal Management is not permitted to file the exchange offer registration statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Securities and Exchange Commission policy,

          (2) the exchange offer is not consummated on or prior to the date by which the exchange offer is required to have been consummated,

          (3) any Holder of Transfer Restricted Securities notifies Metal Management on or prior to the tenth business day following consummation of the exchange offer that it (a) is prohibited by law or Securities and Exchange Commission policy from participating in the exchange offer or (b) may not resell the Exchange Notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales or (c) is a broker-dealer and owns notes acquired directly from Metal Management or an affiliate of Metal Management, or

          (4) Holders of not less than a majority in aggregate principal amount of Transfer Restricted Securities shall notify Metal Management that they reasonably determine that the interests of the Holders would be adversely effected by the Consummation (as defined in the Registration Rights Agreement) of the exchange offer,

Metal Management will file with the Securities and Exchange Commission a shelf registration statement to cover resales of the notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

     Metal Management will use commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as practicable by the Securities and Exchange Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each note until:

          (1) the date on which such note has been exchanged by a person other than a broker-dealer for an Exchange Note in the exchange offer so long as such Exchange Note may be resold by such person without restrictions under federal and state securities laws,

          (2) following the exchange by a broker-dealer in the exchange offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement,

          (3) the date on which such note has been effectively registered under the Securities Act of 1933 and disposed of in accordance with the shelf registration statement, or

          (4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act of 1933 under circumstances in which any legend borne by such note relating to restrictions on transferability thereof, under the Securities Act of 1933 or otherwise, is removed or may be removed.

     Notwithstanding the foregoing, subject to the limitations contained in the registration rights agreement, at any time after Consummation of the exchange offer, Metal Management may allow the shelf registration statement to cease to be effective and usable if the prospectus contained in the shelf registration statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the period referred to in the registration rights agreement during which the shelf registration statement is required to be effective and usable will be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions.

     The registration rights agreement provides that:

          (1) Metal Management will file an exchange offer registration statement with the Securities and Exchange Commission on or prior to 90 days after the Closing Date,

          (2) Metal Management will use commercially reasonable efforts to have the exchange offer registration statement declared effective by the Securities and Exchange Commission on or prior to 180 days after the Closing Date (which 180-day period shall be extended for a number of days equal to the number of business days, if any, that the Securities and Exchange Commission is officially closed during such period),

          (3) unless the exchange offer would not be permitted by applicable law or Securities and Exchange Commission policy, Metal Management will commence the exchange offer and use its commercially reasonable efforts to issue on or prior to 25 business days after the date on which the exchange offer registration statement was declared effective by the Securities and Exchange Commission, Exchange Notes in exchange for all old notes tendered prior thereto in the exchange offer, and

          (4) if obligated to file the shelf registration statement, Metal Management will use its best efforts to file the shelf registration statement with the Securities and Exchange Commission on or prior to 90 days after such filing obligation arises and to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the Securities and Exchange Commission on or prior to 180 days after such filing obligation arises.

     If:

          (1) Metal Management fails to file either of the registration statements required by the registration rights agreement on or before the date specified for such filing,

          (2) either of such registration statements is not declared effective by the Securities and Exchange Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"),

          (3) Metal Management fails to consummate the exchange offer within 25 business days of the Effectiveness Target Date with respect to the exchange offer registration statement, or

          (4) subject to the last sentence of the preceding paragraph, the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable (other than as described in the last sentence of the preceding paragraph) in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above a "Registration Default"), then, subject to the last sentence of the preceding paragraph, Metal Management will pay liquidated damages to each Holder of Transfer Restricted Securities affected thereby, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $0.05 per week per $1,000 in principal amount of notes constituting Transfer Restricted Securities held by such Holder. The amount of the liquidated damages will increase by an additional $0.05 per week per $1,000 in principal amount of notes constituting Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 in principal amount of notes constituting Transfer Restricted Securities.

     All accrued liquidated damages will be paid by Metal Management in cash to persons entitled thereto on each Interest Payment Date to the Global Note Holder (and any Holder of Certificated Securities who has given wire transfer instructions to Metal Management prior to the Interest Payment Date) by wire transfer of immediately available funds and to all other Holders of Certificated Securities by mailing checks to their registered addresses. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     Holders of old notes will be required to make certain representations to Metal Management (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above.

     The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to Metal Management's most recent Annual Report on Form 10-K.

     Except as described below under "--Amendment, Supplement and Waiver," the old notes and the Exchange Notes will be considered collectively to be a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and repurchase offers, and for purposes of this "Description of the Notes" (except under this caption, "--Registration Rights; Liquidated Damages") all reference herein to "notes" shall be deemed to refer collectively to the old notes and any Exchange

Notes, unless the context otherwise requires. The terms "new notes" and "Exchange Notes" have the same meaning herein.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture, the notes and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture, the notes, or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

          (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver of this indenture, the notes or the Security Documents,

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"),

          (3) reduce the rate of or change the time for payment of interest or liquidated damages, if any, on any note,

          (4) waive a Default or Event of Default, in each case in the payment of principal of or premium or liquidated damages, if any, or interest on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration),

          (5) make any note payable in money other than that stated in the notes,

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults (other than to add sections of the indenture or the notes which are subject thereto) or the rights of Holders of notes to receive payments of principal of or premium or liquidated damages, if any, or interest on the notes,

          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"),

          (8) make any change in the foregoing amendment and waiver provisions,

          (9) adversely affect the ranking of the notes or the Subsidiary Guarantees,

          (10) adversely affect Liens created by the indenture and the Security Documents on the Collateral (other than in accordance with their terms) or

          (11) release any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee (other than in accordance with the indenture).

     Notwithstanding the foregoing, without the consent of any Holder of notes, Metal Management and the trustee may amend or supplement the indenture, the notes and the Security Documents to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of Metal Management's obligations to Holders of notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture and the Security Documents of any such Holder, to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act to mortgage, pledge or grant a Security Interest in favor of the trustee as additional security for the payment and performance of Obligations under this indenture, the notes and the Subsidiary Guarantees, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Security Interest is required to be granted pursuant to the provisions of the Security Documents or otherwise; or to add or release any Subsidiary Guarantor or Pledgor strictly in accordance with another provision of this indenture or a provision of the Security Documents expressly providing for such addition or release.

CONCERNING THE TRUSTEE

     The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Metal Management, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, and apply to the Securities and Exchange Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder, unless such Holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture, the registration rights agreement and the Security Documents without charge by writing to Metal Management, Inc., 500 North Dearborn St., Suite 405, Chicago, Illinois 60610; Attention: Chief Financial Officer.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (2) Indebtedness secured at the time of acquisition thereof by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means:

          (1) the sale, conveyance, transfer, assignment or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of Metal Management or any Restricted Subsidiary, whether owned on the date of the indenture or subsequently acquired, to any Person other than Metal Management or any Restricted Subsidiary of Metal Management (each referred to in this definition as a "disposition"), or

          (2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than directors' qualifying shares) to any Person other than Metal Management or any Restricted Subsidiary of Metal Management (whether in a single transaction or a series of related transactions), in each case set forth in these clauses (1) and (2), other than:

             (a) a disposition of Cash Equivalents or tangible personal property (including obsolete or redundant equipment) in the ordinary course of business of Metal Management or the applicable Restricted Subsidiary;

             (b) the disposition of all or substantially all of the assets of Metal Management in a manner permitted pursuant to the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the indenture;

             (c) any disposition that is a Restricted Payment or Permitted Investment that is not prohibited under the covenant described above under the caption "--Certain Covenants--Restricted Payments;" and

             (d) any disposition, or related series of dispositions, of assets with an aggregate Fair Market Value of less than $1.5 million.

     "Attributable Debt" means, in respect of a sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of the lessee thereof in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock,

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

          (3) in the case of a partnership, partnership interests (whether general or limited) and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (excluding "earn-out" payments pursuant to the acquisition agreements of Metal Management or any Subsidiary).

     "Cash Equivalents" means:

          (1) United States dollars,

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition,

          (3) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having combined capital and surplus in excess of

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

     $200.0 million (or the foreign currency equivalent thereof) and whose short-term commercial paper rating, or that of its parent holding company, is at least "A-1" or the equivalent by Standard & Poor's Corporation and at least "Prime-1" or the equivalent by Moody's Investors Service, Inc.,

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

          (5) shares of money market or similar funds which comply with Rule 2a-7 or any successor rule of the Securities and Exchange Commission, and

          (6) commercial paper rated A-1 or higher by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

     "Change of Control" means the occurrence of any of the following:

          (1) the sale, lease or transfer, in one or a series of related transactions (other than by merger or consolidation), of all or substantially all of the assets of Metal Management and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934);

          (2) the adoption of a plan relating to the liquidation or dissolution of Metal Management;

        (3) (a) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), other than the Principals, of a direct or indirect interest in more than 35% of the voting power of the Voting Stock of Metal Management by way of acquisition, merger or consolidation or otherwise, and

             (b) the Principals beneficially owning, directly or indirectly, a lesser percentage of the voting power of the Voting Stock of Metal Management than such Person or group and the Principals not having the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Metal Management;

          (4) a majority of the members of the Board of Directors of Metal Management ceasing to be Continuing Directors; or

          (5) any Person or group effecting a "Rule 13e-3 transaction" (within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934) with respect to Metal Management.

     "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Security Documents, including the Liens, if any, required to be granted under the covenant entitled '--Certain Covenants--Limitation on Incurrence of Pari Passu Indebtedness" and otherwise required pursuant to the provisions of the indenture.

     "Company Preferred Stock" means the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock of Metal Management outstanding on the date of the indenture.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus

          (1) an amount equal to any extraordinary or nonrecurring loss plus any net loss realized, in each case, in connection with all Asset Sales (to the extent such losses were deducted in computing such Consolidated Net Income), plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment
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

     obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

          (4) any Consolidated Non-Cash Charges that were deducted in computing such Consolidated Net Income, less

          (5) any non-cash items increasing Consolidated Net Income for such period and, plus

          (6) any cash dividends received by Metal Management or any of its Restricted Subsidiaries which are paid by an Unrestricted Subsidiary.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof,

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

          (3) the cumulative effect of a change in accounting principles shall be excluded, and

          (4) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to Metal Management or one of its Subsidiaries.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the total of the following amounts of the Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date:

          (1) the par or stated value of all outstanding Capital Stock of the Person, plus

          (2) paid-in capital or capital surplus relating to such Capital Stock, plus

          (3) any retained earnings or earned surplus, less

             (a) any accumulated deficit, and

             (b) any amounts attributable to Disqualified Stock.

     "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation and amortization (including (1) amortization of goodwill, (2) any incremental increase in amortization of account inventory resulting from write-ups of such inventory in connection with the purchase accounting treatment of an acquisition and (3) amortization of other intangibles and other noncash charges or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Metal Management who (1) was a member of such Board of Directors on the date of the indenture or (2) was nominated for election or elected to such Board of Directors with, or whose election to such

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

Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of Metal Management and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the date of the indenture, until such amounts are repaid.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, in cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of Metal Management acting reasonably and in good faith and, in the case of Fair Market Value that exceeds $5.0 million, shall be evidenced by a Board Resolution delivered to the trustee; provided, however, that, in the case of any determination of Fair Market Value for purposes of the covenant described under the caption "--Certain Covenants--Restricted Payments," if the aggregate Fair Market Value could be reasonably likely to exceed $10.0 million, the Fair Market Value shall be determined by an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of Metal Management, qualified to perform the task for which such firm has been engaged.

     "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing costs), and

          (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), and

          (4) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that Metal Management or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being

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

calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (1) acquisitions that have been consummated by Metal Management or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow and Fixed Charges for such reference period shall be calculated giving pro forma effect (excluding any pro forma increase in revenues other than historical revenue of the acquired business, but including any pro forma expense and cost reductions, in each case calculated on a basis consistent with Regulation S-X under the Securities Act of 1933) to such acquisition and related financing transactions and (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, calculated giving pro forma effect to such disposition, shall be excluded, and (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiaries" means any Subsidiary of Metal Management incorporated or organized under the laws of a jurisdiction outside of the United States of America and which, individually or together with all other such Subsidiaries outside of the United States of America, represents less than 10% of the assets or revenues of Metal Management and its Restricted Subsidiaries for any period, on a consolidated basis and determined in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the net obligations of such Person under (1) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates or commodity prices.

     "Holder" means a holder of any of the notes.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination or the balance deferred and unpaid of the purchase price of any property (other than contingent or "earnout" payment obligations) or representing any net Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP as well as all indebtedness of others secured by a Lien on any asset of such

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

Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Metal Management or any Subsidiary of Metal Management sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Metal Management such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Metal Management, Metal Management shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of. The amount of any Investment shall be the original cost of such investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Lien" means, with respect to any asset or property, any mortgage, deed of trust, lien (statutory or other), pledge, charge, security interest, lease, easement, restriction, covenant or encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest under the Uniform Commercial Code (or equivalent statutes) of any relevant jurisdiction).

     "Loan Reductions" means permanent commitment reductions with respect to revolving loans under the Senior Credit Facility (or any Permitted Refinancing Indebtedness relating thereto) that have been made since the date of the indenture.

     "Mortgage" means each mortgage instrument (or deed of trust) and assignment of leases and rents substantially in the form of those delivered pursuant to the provisions of the Senior Credit Facility with such modifications as shall be appropriate (1) to conform to applicable local laws or customs regarding Real Property in the jurisdiction where such instrument is to be recorded and (2) to grant to the trustee the Security Interest in the Real Property encumbered by such instrument contemplated by and consistent with the provisions of the indenture and the Security Document, as the same may be amended, supplemented or otherwise modified in accordance with the provisions hereof and thereof.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by Metal Management or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

          (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation expenses incurred as a result thereof,

          (2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and

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

          (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither Metal Management nor any of its Restricted Subsidiaries

             (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

             (b) is directly or indirectly liable (as a guarantor or otherwise), or

             (c) constitutes the lender; and

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Metal Management or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Metal Management or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer's Certificate" means a certificate signed on behalf of Metal Management by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Metal Management that meets the requirements set forth in the indenture.

     "Pari Passu Indebtedness" means Indebtedness that ranks pari passu in right of payment to the notes.

     "Permitted Investments" means:

          (1) any Investment in Metal Management or in a Restricted Subsidiary of Metal Management;

          (2) any Investment in cash and Cash Equivalents;

          (3) any Investment by Metal Management or any Restricted Subsidiary of Metal Management in a Person, if as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary of Metal Management, or

             (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Metal Management or a Restricted Subsidiary of Metal Management;

          (4) any Restricted Investment made as a result of the receipt of consideration not constituting cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

          (5) any Investment existing on the date of the indenture, and any renewals or replacements thereof;

          (6) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

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

          (7) any Investment acquired or made by Metal Management or any of its Restricted Subsidiaries:

             (a) in exchange for any other Investment or receivable held by Metal Management or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or receivable, or

             (b) as a result of a foreclosure by Metal Management or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (8) Hedging Obligations;

          (9) any acquisition of assets, Equity Interests or other securities by Metal Management for consideration consisting of common Equity Interests of Metal Management;

          (10) loans and advances to officers, directors and employees for business related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business;

          (11) Investments the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Stock) of Metal Management;

          (12) repurchases of notes by Metal Management or any Restricted Subsidiary in open market purchase transactions;

          (13) Investments not to exceed $15.0 million in the aggregate outstanding at any time in Unrestricted Subsidiaries or Permitted Joint Ventures;

          (14) any Investment by Metal Management or any Restricted Subsidiary in any of its suppliers in the form of "take or pay" or "requirements" contracts entered into by Metal Management or such Restricted Subsidiary in the ordinary course of business; and

          (15) the making of other Investments not to exceed $15.0 million in the aggregate outstanding at any time.

     "Permitted Joint Venture" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which at least 25% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

     "Permitted Liens" means:

          (1) with respect to Collateral other than Real Property, "Permitted Liens" as defined in the Security Agreement, and

          (2) with respect to Real Property required to be pledged as Collateral in accordance with the provisions of the covenant under the heading "--Certain Covenants--Limitation on Incurrence of Pari Passu Indebtedness,"

             (a) "Permitted Liens" as defined in, and solely to the extent and for so long as permitted with respect to such Real Property by, the Senior Credit Facility and the security documents securing the Senior Bank Debt (in each case, as in effect from time to time in accordance with the provisions thereof) and, at such time as the Senior Credit Facility shall no longer be in effect and the Obligations thereunder shall have been paid in full (whether pursuant to its terms or otherwise), as the same shall have been in effect on the date immediately preceding the date on which the Senior Credit Facility shall have been so terminated),

             (b) the Security Interests created pursuant to the Security Documents, and

             (c) Prior Liens of the type described in clause (2) of the definition of "Prior Liens."

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

     "Permitted Refinancing Indebtedness" means any Indebtedness of Metal Management or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Metal Management or any of its Restricted Subsidiaries; provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premium required to be paid in connection therewith and plus reasonable expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by Metal Management or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as to any Person, means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up over Equity Interests of any other class of such Person.

     "Principal Business" means any business in the metals industry, and businesses reasonably related thereto.

     "Principals" mean, collectively, (1) Samstock, L.L.C. and its affiliates and successors and (2) T. Benjamin Jennings, Albert A. Cozzi, Frank J. Cozzi and Gregory P. Cozzi, and the respective spouses, parents and lineal descendants (by blood, adoption or marriage) of the foregoing, trusts the sole beneficiaries of which (other than contingent beneficiaries) are any of the foregoing, or corporations, partnerships or limited liability companies the sole shareholders, sole partners or sole members of which are any of the foregoing.

     "Prior Liens" means:

          (1) with respect to Collateral other than Real Property, "Prior Liens" as defined in the Security Agreement, and

          (2) with respect to Real Property required to be pledged as Collateral in accordance with the provisions of "--Certain Covenants--Limitation on Incurrence of Pari Passu Indebtedness,"

             (a) "Permitted Liens" (as defined in, and solely to the extent and for so long as permitted with respect to such Real Property by, the Senior Credit Facility and the security documents securing the Senior Bank Debt) to the extent and in the manner such Liens are in effect on the date of execution and delivery of the applicable Security Document excluding, however, the Liens, if any, granted to the holders of any Specified Pari Passu Indebtedness, and

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

             (b) Senior Permitted Liens (as defined in the Security Agreement) incurred or created subsequent to the date of execution and delivery of the applicable Security Documents (with respect to the Mortgage Lien) solely to the extent and for so long as permitted with respect to the Real Property Collateral to be senior and superior to the Lien granted to the senior bank agent pursuant to the provisions of the Senior Credit Facility and the security documents securing the Senior Bank Debt.

     "Pro Forma Basis" means, with respect to any additional Indebtedness incurred or Disqualified Stock issued, as the case may be, the Fixed Charge Coverage Ratio for Metal Management for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such occurrence, as adjusted to reflect the incurrence of such additional Indebtedness or the issuance of such Disqualified Stock, as the case may be, and the application of the net proceeds therefrom, as of the beginning of such four-quarter period.

     "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used for the purchase of property or assets acquired in the ordinary course of business by the Person incurring such Indebtedness.

     "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

     "Redeemable Interest" of any Person means any equity security of or other ownership interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Indebtedness or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final stated maturity of the notes.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not (1) an Unrestricted Subsidiary or (2) a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

     "Security Agreement" means each security agreement that may be executed in accordance with the indenture and the Security Documents.

     "Security Documents" means, collectively, the intercreditor agreement, the Security Agreement and all other security interests, mortgages, deeds of trust, pledges, Collateral assignments or other instruments evidencing or creating any Security Interests in favor of the trustee in all or any portion of the Collateral, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

     "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the trustee for its benefit and the benefit of the Holders of the notes.

     "Senior Bank Debt" means all Obligations under or in respect of the Senior Credit Facility, together with any refunding, refinancing or replacement, in whole or part, of such Indebtedness.

     "Senior Credit Facility" means that certain credit facility dated as of March 31, 1998, by and among Metal Management, certain Subsidiaries of Metal Management, BT Commercial Corporation, as agent for the lenders, and certain commercial lending institutions party thereto, including any related notes, guarantees, collateral or security documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under the

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caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of
Disqualified Stock") or adding Subsidiaries of Metal Management as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Senior Subordinated Notes" means the $180.0 million aggregate principal amount of 10% Senior Subordinated Notes due 2008 of Metal Management issued pursuant to an indenture dated May 13, 1998.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date hereof.

     "Significant Subsidiary Guarantee" means the Subsidiary Guarantee of a Significant Subsidiary.

     "Significant Subsidiary Guarantor" means a Significant Subsidiary that is a Subsidiary Guarantor.

     "Specified Pari Passu Indebtedness" means Pari Passu Indebtedness of Metal Management or any Restricted Subsidiary that (1) is incurred after the date of the indenture and (2) is of a type such that Metal Management or any Restricted Subsidiary must have, on or prior to the date of such incurrence, granted Security Interests in and valid mortgage Liens upon all Real Property of Metal Management and the Restricted Subsidiaries that secures the Senior Bank Debt in order for the incurrence thereof to be in compliance with the covenant described under "--Certain Covenants--Limitation on Incurrence of Pari Passu Indebtedness."

     "Subordinated Indebtedness" means any Indebtedness of Metal Management or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to any other Indebtedness.

     "Subsidiary" means, with respect to any Person, (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantor" means, each of the Subsidiaries of Metal Management on the issue date of the notes and each Subsidiary of Metal Management that is required to Guarantee the notes pursuant to the provisions of "--Certain Covenants--Additional Subsidiary Guarantees."

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, which designation may only be made if such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with Metal Management or any Restricted Subsidiary of Metal Management unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Metal Management or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Metal Management;

          (3) is a Person with respect to which neither Metal Management nor any of its Restricted Subsidiaries has any direct or indirect obligation:

             (a) to subscribe for additional Equity Interests, or

             (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

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

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Metal Management or any of its Restricted Subsidiaries.

     Any such designation by the Board of Directors shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Metal Management as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," Metal Management shall be in violation of such covenant). The Board of Directors of Metal Management may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Metal Management of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted to be incurred by the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying:

             (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

             (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material United States federal income tax considerations relevant to the purchase, ownership and disposition of the new notes by the beneficial owners thereof ("Holders"). The discussion is limited to Holders of new notes exchanged for old notes of which such Holders were the initial Holders and does not address the tax consequences to subsequent purchasers of new notes. This summary does not purport to be a complete analysis of all the potential federal income and estate tax effects relating to the purchase, ownership and disposition of the new notes. There can be no assurance that the Internal Revenue Service (the "Service") will take a similar view of such consequences. Further, the discussion does not address all aspects of taxation that might be relevant to particular Holders in fight of their individual circumstances (including the effect of any state, local, non-United States or other tax laws) or to certain types of Holders (including dealers in securities, insurance companies, financial institutions and tax-exempt entities) subject to special treatment under United States federal tax law. The discussion below assumes that the new notes are held as capital assets.

     The discussion of the United States federal income tax consequences set forth below is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations thereunder, judicial decisions, and administrative interpretations, all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively. Because individual circumstances may differ, each prospective purchaser of the new notes is strongly urged to consult its own tax advisor with respect to its particular tax situation and the particular tax effects of any state, local, non-United States, or other tax laws and possible changes in the tax laws.

     As used herein, the term "United States Holder" means a Holder of a new note who or which is for United States federal income tax purposes either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in the United States or organized under the laws of the United States or of any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust described in
Section 7701 (a) (30) of the Code (taking into account changes thereto and associated effective dates, elections and transition rules). The term "United States Holder" also includes certain former citizens or residents of the United States whose income and gain on the new notes will be subject to United States taxation. As used herein, the term "Non-United States Holder" means a Holder of a new note who or which is not a United States Holder.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

  Consequences of the Exchange Offer to Exchanging and Nonexchanging Holders

     The exchange of an old note for a new note pursuant to the exchange offer will not be taxable to an exchanging Holder for federal income tax purposes. As a result (i) an exchanging Holder will not recognize any gain or loss on the exchange; (ii) the holding period for the new note will include the holding period for the old note; (iii) the basis of the new note will be the same as the basis for the old note; and (iv) any original issue discount ("OID") on the new note will be the same as on the old note.

     The exchange offer will result in no federal income tax consequences to a nonexchanging holder of old notes.

     The treatment of interest described below with respect to the new notes is based in part upon our determination that, as of the date of issuance of the old notes, the possibility that additional interest would be paid to Holders pursuant to a Registration Default was remote, in which case the possibility of such payment should not, as of the issue date, have caused the old notes to be treated as having been issued with contingent interest under certain United States Treasury Regulations (the "Contingent Interest Regulations") and, therefore, the new notes should not be subject to the Contingent Interest Regulations. The Service may take a different position, which could affect the timing and character of interest income reported by United States Holders. Our determination that the possibility of such additional payments was

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

remote for these purposes is binding on a United States Holder, unless such Holder discloses in the proper manner to the Service that it is taking a different position.

  Payments of Stated Interest

     Interest paid on a new note will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for United States federal income tax purposes.

     Original Issue Discount

     An old note was issued with OID equal to the excess of the old note's "stated redemption price at maturity" over its "issue price," Generally, the issue price of an old note was the first price at which a substantial amount of old notes was sold to other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of an old note is the total of all payments provided by the old note that are not payments of "qualified states interest." A qualified stated interest payment is generally any one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the note. The OID treatment of an old note will continue and be the same with respect to the new note for which it is exchanged.

     United States Holders of notes must generally include OID in income calculated on a constant-yield method before the receipt of cash attributable to such income, and generally will have to include in income increasingly greater amounts of OID over the life of the note. The amount of OID includible in income by a United States Holder of a note is the sum of the daily portions of OID with respect to the note for each day during the taxable year or portion of the taxable year on which the United States Holder holds such note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a note may be of any length and may vary in length over the term of the note as long as (a) no accrual period is longer than one year and (b) each scheduled payment of interest or principal on the notes occur on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the note's adjusted issue price at the beginning of the accrual period and such note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the note allocable to the accrual period. The "adjusted issue price" of a note at the beginning of any accrual period is the issue price of the note increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the note that were not qualified stated interest payments. For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the note contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of the relative length of each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between (x) the amount payable at the maturity of the note (other than any payment of qualified stated interest) and (y) the note's adjusted issue price as of the beginning of the final accrual period.

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

  Sale, Exchange, Redemption or Retirement of Notes

     Upon the sale, exchange, redemption or retirement of a new note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (not including any amount attributable to accrued but unpaid interest) and such Holder's adjusted tax basis in the new note. To the extent attributable to accrued but unpaid interest, the amount recognized by the United States Holder will be treated as a payment of interest. See "--Tax Consequences to United States Holders--Payments of Interest". A United States Holder's adjusted tax basis in a new note will equal the adjusted basis of the old note to such Holder at the time of the exchange, as subsequently adjusted, all in accordance with the rules for determining adjusted basis set forth above under "Original Issue Discount."

     Gain or loss recognized on the sale, exchange, redemption or retirement of a note by a United States Holder generally will be capital gain or loss. Capital gain realized by a non-corporate taxpayer on the disposition of a capital asset (including a new note) held for more than one year is taxed at a maximum rate of 20%. Capital gain on the disposition of an asset (including a new note) by non-corporate taxpayers held for one year or less continues to be taxed at the rates applicable to ordinary income (i.e., up to 39.6%). The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

     TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) payments of principal, interest and OID on the new notes by us or any paying agent to a Non-United States Holder, as defined above, will not be subject to withholding of United States federal income tax, provided that, in the case of interest and OID, (i) such Non-United States Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-United States Holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) such Non-United States Holder is not a bank receiving interest or OID described in Section 881 (c) (3) (A) of the Code and (iv) the certification requirements under Section 871 (h) or
     Section 881 (c) of the Code and Treasury regulations thereunder (summarized below) are met;

          (b) a Non-United States Holder will not be subject to United States federal income tax on gain recognized on the sale, exchange or other disposition of a new note, unless (i) such Non-United States Holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain other conditions are met or (ii) such gain is effectively connected with the conduct by such Holder of a trade or business in the United States; and

          (c) a new note held by an individual who is not a citizen or resident of the United States (as defined for United States federal estate tax purposes) at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, (i) the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote and (ii) payments with respect to such new note, if received (or accrued in the case of OID) at the time of the individual's death, would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

  Certification Requirements

     Sections 871 (h) and 881 (c) of the Code and Treasury Regulations relating thereto require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (i) the

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

beneficial owner of a new note must certify, under penalties of perjury, to us or the paying agent, as the case may be, that such owner is a Non-United States Holder and must provide such owner's name and address or (ii) a securities clearing organization, bank or other financial institution that holds customers securities in the ordinary course of its trade or business (a "Financial Institution") and holds the new note on behalf of the beneficial owners thereof must certify, under penalties of perjury, to us or the paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying Non-United States Holder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Such requirement will be fulfilled if the beneficial owner of a new note certifies on Internal Revenue Service Form W-8, under penalties of perjury, that it is a Non-United States Holder and provides its name and address, and if any Financial Institution holding the new note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof).

     The United States Treasury Department adopted new Regulations published in the Federal Register on October 14, 1997 (the "New Regulations") which affect the United States taxation of Non-United States Holders with respect to withholding and backup withholding. As promulgated, the New Regulations are generally effective, subject to certain transition rules described below, for payments after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made. The Service recently announced its intention to amend the New Regulations to extend the effective date to those payments made after December 31, 2000, subject to certain transition rules. The discussion under this heading and under "Information Reporting and Backup Withholding" below, is not intended to be a complete discussion of the provisions of the New Regulations or the recent Service announcement, and Holders of the new notes are urged to consult their tax advisors concerning the tax consequences of their acquiring, holding and disposing of the new notes in light of the New Regulations.

     The New Regulations provide documentation procedures designed to simplify compliance by withholding agents. The New Regulations generally do not affect the documentation miles described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without the withholding agent having to obtain the beneficial owner certificate described above. "Qualified intermediaries" include: (i) foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization) or (ii) foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, which, as to both (i) and (ii), have entered into withholding agreements with the Service. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as revised Internal Revenue Service Form W-8 (see below), from each beneficial owner. Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

     For purposes of the certification requirements, the New Regulations generally treat as the beneficial owners of payments on a new note those persons that, under United States tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under United States tax principles, the partners, rather than the partnership, generally will be required to provide the required certifications to qualify for the withholding exemption described above. A payment to a United States partnership, however, is treated for these purposes as payment to a United States payee, even if the partnership has one or more foreign partners. The New Regulations provide certain presumptions with respect to withholding for Holders not furnishing the required certifications to qualify for the withholding exemption described above. In addition, the New Regulations will replace a number of current tax certification forms (including Internal Revenue Service Form W-8, Form 1001 (treaty exemptions) and

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possibly Form 4224 (discussed below) with a single, revised Internal Revenue
Service Form W-8 (which, in certain circumstances, will require information in addition to that previously required). Under the New Regulations, this Internal Revenue Service Form W-8 will remain valid until the last day of the third calendar year following the year in which the certificate is signed. The New Regulations contain detailed rules, which might be changed in light of the recent announcement by the Service that the effective date will be postponed, governing tax certifications during the transition period prior to and immediately following the effectiveness of the New Regulations.

  United States Trade or Business

     If a Non-United States Holder is engaged in a trade or business in the United States, and if interest or OID on the new note, or gain recognized on the sale, exchange or other disposition of the new note, is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from withholding of United States income tax, will generally be subject to United States income tax on such interest, OID or gain in the same manner as if it were a United States Holder. See "--Tax Consequences to United States Holders". In lieu of the certificates described above, such a Non-United States Holder will be required to provide the withholding agent a properly executed Internal Revenue Service Form 4224 (Statement Claiming Exemption of Tax on Income Effectively Connected with the Conduct of Business in the United States) (or successor form) in order to claim an exemption from withholding. If such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest and OID on, and any gain recognized on the sale, exchange or other disposition of, a new note will be included in the effectively connected earnings and profits of such Non-United States Holder if such interest, OID or gain is effectively connected with the conduct by the Non-United States Holder of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Under current United States federal income tax law, a 31% backup withholding tax requirement applies to certain payments of interest and OID accruals on, and the proceeds of a sale, exchange or redemption of, the new notes. In addition, certain persons making such payments are required to submit information returns (i.e., Internal Revenue Service Forms 1099) to the Service with regard to those payments and OID accruals.

     Backup withholding will generally not apply with respect to payments made to certain "exempt recipients" such as corporations (within the meaning of Section 7701 (a) of the Code) or certain tax-exempt entities. In the case of a non-corporate United States Holder, backup withholding generally will apply only if such Holder (i) fails to furnish to the payor in the manner required its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN and the payor is so notified by the Service, (iii) is notified by the Service that it has failed to properly report payments of interest, OID or dividends and the payor is so notified by the Service or (iv) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the Service that it is subject to backup withholding for failure to report interest, dividend payments or OID accruals.

     In the case of a Non-United States Holder, under current United States federal income tax law, information reporting on Internal Revenue Service Form 1099 (including Internal Revenue Service Form 1099B) and backup withholding will not apply to payments of principal, interest or OID made by us or any paying agent thereof on a new note if such Holder has provided the required certification on Internal Revenue Service Form W-8 (see "--Tax Consequences to Non-United States Holders") under penalties of perjury that it is not a United States Holder or has otherwise established an exemption, provided in each case that we or such paying agent, as the case may be, do not have actual knowledge that the payee is a United States Holder. However, interest and OID on a new note beneficially owned by a Non-United States Holder will be required to be reported annually on Internal Revenue Service
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Form 1042S. If a Non-United States Holder does not provide the required certification, such Holder may nevertheless avoid backup withholding or information reporting in the circumstances described below, but such Holder might be subject to withholding of United States income tax as described under "--Tax Consequences to Non-United States Holders".

     Under current United States federal income tax laws, if payments of principal, interest or OID on a new note are made to or through a foreign office of a custodian, nominee, broker or other agent acting on behalf of a beneficial owner of a new note, such custodian, nominee, broker or other agent will not be required to apply backup withholding to such payments made to such beneficial owner and generally will not be subject to information reporting requirements. However, if such custodian, nominee, broker or other agent is a United States person for United States federal income tax purposes, a controlled foreign corporation for United States federal income tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, such custodian, nominee, broker or other agent may be subject to certain information reporting requirements with respect to such payments unless it has in its records documentary evidence that the beneficial owner is a Non-United States Holder and certain conditions are met or the beneficial owner otherwise establishes an exemption.

     Under current United States federal income tax law, payments on the sale, exchange, redemption, retirement or other disposition of a new note made to or through a foreign office of a broker generally will not be subject to backup withholding and generally will not be subject to information reporting requirements. Such payments, however, will be subject to information reporting if the broker is a United States person for United States federal income tax purposes, a controlled foreign corporation for United States federal income tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the beneficial owner is a Non-United States Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Such payments made to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Non-United States Holder certifies, under penalties of perjury, that it is a Non-United States Holder or otherwise establishes an exemption.

     In general, the New Regulations do not significantly alter the substantive backup withholding and information reporting requirements described above. As under current law, backup withholding and information reporting will not apply to (i) payments to a Non-United States Holder of principal, interest and OID and
(ii) payments to a Non-United States Holder on the sale, exchange, redemption, retirement or other disposition of a new note, in each case if such Non-United States Holder provides the required certification to establish an exemption from the withholding of United States federal income tax or otherwise establishes an exemption. Similarly, even in the absence of a Non-United States Holder providing such certification or otherwise establishing an exemption, unless the payor has actual knowledge that the payee is a United States Holder, backup withholding will not apply to (i) payments of interest or OID made outside the United States to certain offshore accounts and (ii) payments on the sale, exchange, redemption, retirement or other disposition of a new note effected outside the United States. However, information reporting (but not backup withholding) will apply to (i) payments of interest and OID made by a payor outside the United States and (ii) payments on the sale, exchange, redemption, retirement or other disposition of a new note effected outside the United States if payment is made by a broker that is, for United States federal income tax purposes, (a) a United States person, (b) a controlled foreign corporation, (c) a United States branch of a foreign bank or foreign insurance company, (d) a foreign partnership controlled by United States persons or engaged in a United States trade or business or (e) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three year period, in each case unless such payor or broker has in its records documentary evidence that the beneficial owner is not a United States Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption (in which case, neither information reporting nor backup withholding will apply). As noted above, the Service has announced that the New Regulations will be amended to be effective generally for payments made after December 31, 2000, subject to certain transition rules.

     Backup withholding tax is not an additional tax. Rather, any amounts 'Withheld from a payment to a person under backup withholding rules are allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the Service.

     Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE PROSPECTIVE HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-UNITED STATES INCOME TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed to provide copies of this prospectus, as it may be amended or supplemented from time to time, to any broker-dealer for a period of one year from the date the exchange offer registration statement is declared effective in order to facilitate those resales.

     We will receive no proceeds in connection with the exchange offer or any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from the broker-dealers or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     We will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that acquired old notes for its own account as a result of market making activities or other trading activities and that requests those documents in its letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the reasonable fees and disbursements of not more than one counsel chosen by the holders of the old notes, other than commissions or concessions of any broker-dealers. We will also indemnify the holders of the old notes, including broker-dealers, against liabilities, including liabilities under the Securities Act of 1933, arising out of material misstatements or omissions contained in the exchange offer registration statement or this prospectus, or any amendment or supplement to those documents, unless the misstatements or omissions are based upon written information provided by any holder expressly for use in those documents.

                                 LEGAL MATTERS

     Mayer, Brown & Platt, Chicago, Illinois will pass on the validity of, and certain legal matters concerning, the new notes.

                                    EXPERTS

     Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended March 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $30,000,000

                                 Exchange Offer

                             METAL MANAGEMENT, INC.

                     12 3/4% Senior Secured Notes due 2004

                            ------------------------

                                   PROSPECTUS
                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) Section 145 of the Delaware General Corporation Law: (1) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, (2) gives a director or officer who successfully defends an action the right to be so indemnified and (3) authorizes the registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

     (b) Article 13 of Metal Management's Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by law.

     (c) In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Metal Management's Amended and Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for
(1) breaches of their duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (3) unlawful payment of dividends as prohibited by
Section 174 of the Delaware General Corporation Law or (4) transactions from which a director derives an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The exhibits filed as part of this registration statement are as follows:

EXHIBIT NO.                             EXHIBIT
-----------                             -------
   1.1        Purchase Agreement, dated May 5, 1999, among Metal
              Management, its subsidiaries named therein and BT Alex.
              Brown Incorporated (incorporated by reference to Exhibit
              10.2 of Metal Management's Current Report on Form 8-K dated
              May 7, 1999).
   2.1        Stock Purchase Agreement, dated as of May 24, 1998, by and among Metal Management, Joseph F. Naporano and Andrew J.
              Naporano, Jr. (incorporated by reference to Exhibit 2.1 of
              Metal Management's Current Report on Form 8-K dated July 1,
              1998).
   4.1        Indenture, dated as of May 13, 1998, among Metal Management, the Guarantors (as defined therein) and LaSalle National
              Bank, as Trustee (incorporated by reference to Exhibit 10.2 of Metal Management's Current Report on Form 8-K dated May
              13, 1998).
   4.2        First Supplemental Indenture, dated as of May 31, 1998,
              executed by R&P Holdings, Inc., Charles Bluestone Company
              and R&P Real Estate, Inc., amending Indenture, dated as of
              May 13, 1998, among Metal Management, the Guarantors and
              LaSalle National Bank, as Trustee (incorporated by reference to Exhibit 4.12 of Metal Management's Annual Report on Form
              10-K for the year ended March 31, 1998).
   4.3        Second Supplemental Indenture, dated as of June 19, 1998,
              executed by Metal Management Gulf Coast, Inc., amending
              Indenture, dated as of May 13, 1998, among Metal Management, the Guarantors and LaSalle National Bank, as Trustee
              (incorporated by reference to Exhibit 4.13 of Metal
              Management's Annual Report on Form 10-K for the year ended
              March 31, 1998).
   4.4        Third Supplemental Indenture, dated as of June 24, 1998,
              executed by Newell Recycling West, Inc., amending Indenture, dated as of May 13, 1998, among Metal Management, the
              Guarantors and LaSalle National Bank, as Trustee
              (incorporated by reference to Exhibit 4.14 of Metal
              Management's Registration Statement on Form S-4 filed July
              10, 1998).

EXHIBIT NO.                             EXHIBIT
-----------                             -------
   4.5        Fourth Supplemental Indenture, dated as of July 1, 1998,
              executed by Naporano Iron & Metal Co. and NIMCO Shredding
              Co., amending Indenture, dated as of May 13, 1998, among
              Metal Management, the Guarantors and LaSalle National Bank,
              as Trustee (incorporated by reference to Exhibit 4.15 of
              Metal Management's Registration Statement on Form S-4 filed
              July 10, 1998).
   4.6        Fifth Supplemental Indenture, dated as of July 1, 1998,
              executed by Michael Schiavone & Sons, Inc. and Torrington
              Scrap Company, amending Indenture, dated as of May 13, 1998, among Metal Management, the Guarantors and LaSalle National
              Bank, as Trustee (incorporated by reference to Exhibit 4.16 of Metal Management's Registration Statement on Form S-4
              filed July 10, 1998).
   4.7        Sixth Supplemental Indenture, dated as of July 7, 1998,
              executed by Kimerling Acquisition Corp., amending Indenture, dated as of May 13, 1998, among Metal Management, the
              Guarantors and LaSalle National Bank, as Trustee
              (incorporated by reference to Exhibit 4.17 of Metal
              Management's Amendment No. 1 to Registration Statement on
              Form S- 4 filed October 6, 1998).
   4.8        Seventh Supplemental Indenture, dated as of July 9, 1998,
              executed by Nicroloy Acquisition Corp., amending Indenture, dated as of May 13, 1998, among Metal Management, the
              Guarantors and LaSalle National Bank, as Trustee
              (incorporated by reference to Exhibit 4.18 of Metal
              Management's Amendment No. 1 to Registration Statement on
              Form S- 4 filed October 6, 1998).
   4.9        Eighth Supplemental Indenture, dated as of November 3, 1998, executed by FPX, Inc., amending Indenture, dated as of May
              13, 1998, among Metal Management, the Guarantors and LaSalle
              National Bank, as Trustee (incorporated by reference to
              Exhibit 4.3 of Metal Management's Quarterly Report on Form
              10-Q for the quarter ended September 30, 1998).
   4.10       Ninth Supplemental Indenture, dated as of November 3, 1998, executed by PerlCo, L.L.C., amending Indenture, dated as of
              May 13, 1998, among Metal Management, the Guarantors and
              LaSalle National Bank, as Trustee (incorporated by reference to Exhibit 4.4 of Metal Management's Quarterly Report on
              Form 10-Q for the quarter ended September 30, 1998).
   4.11       Indenture, dated as of May 7, 1999, among Metal Management, the Guarantors (as defined therein) and Harris Trust and
              Savings Bank, as Trustee (incorporated by reference to
              Exhibit 4.1 of Metal Management's Current Report on Form 8-K
              dated May 7, 1999).
   4.12       Exchange and Registration Rights Agreement, dated as of May
              13, 1998, by and among Metal Management, the Guarantors,
              Goldman, Sachs & Co., BT Alex. Brown Incorporated and
              Salomon Brothers Inc (incorporated by reference to Exhibit
              10.3 of Metal Management's Current Report on Form 8-K dated
              May 13, 1998).
   4.13       Exchange and Registration Rights Agreement, dated as of May
              7, 1999, among Metal Management, the Guarantors and BT Alex.
              Brown Incorporated (incorporated by reference to Exhibit 4.2 of Metal Management's Current Report on Form 8-K dated May
              7, 1999).
   5.1**      Opinion of Mayer, Brown & Platt, dated August 10, 1999.
  12.1**      Computation of Ratio of Earnings to Fixed Charges.
  23.1**      Consent of PricewaterhouseCoopers LLP.
  23.2**      Consent of Mayer, Brown & Platt (included in the opinion
              filed as Exhibit 5.1).
  24.1        Powers of Attorney (included as part of the signature pages of the registration statement filed on July 23, 1999).
  25.1*       Form T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939 of Harris Trust and Savings Bank.
  27.1*       Financial Data Schedule.

EXHIBIT NO.                             EXHIBIT
-----------                             -------
  99.1*       Form of Letter of Transmittal for the 12 3/4% Senior Secured
              Notes due 2004.
  99.2*       Form of Notice of Guaranteed Delivery.

-------------------------

*  Included with the registration statement filed on July 23, 1999.



** Included with this amendment to the registration statement.


     (b) None required or applicable.

     (c) Not applicable.

ITEM 22. UNDERTAKINGS

     Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          METAL MANAGEMENT, INC.

                                          By:      /s/ ALBERT A. COZZI
                                            ------------------------------------
                                                      Albert A. Cozzi
                                              Director, Chairman of the Board,
                                               President and Chief Operating
                                                           Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
-----------------------------------------------------    ----------------------------------------------

                 /s/ ALBERT A. COZZI                     Director, Chairman of the Board, President and
-----------------------------------------------------    Chief Operating Officer (Principal Executive
                   Albert A. Cozzi                       Officer)

              /s/ GEORGE A. ISAAC III*                   Director and Executive Vice President
-----------------------------------------------------
                 George A. Isaac III

               /s/ JOSEPH F. NAPORANO*                   Director and Vice Chairman of the Board
-----------------------------------------------------
                 Joseph F. Naporano

                 /s/ FRANK J. COZZI*                     Director and Vice President
-----------------------------------------------------
                   Frank J. Cozzi

                                                         Director
-----------------------------------------------------
                  Gregory P. Cozzi

                /s/ GERARD M. JACOBS*                    Director
-----------------------------------------------------
                  Gerard M. Jacobs

               /s/ KENNETH A. MERLAU*                    Director
-----------------------------------------------------
                  Kenneth A. Merlau

              /s/ TIMOTHY T. ORLOWSKI*                   Director
-----------------------------------------------------
                 Timothy T. Orlowski

               /s/ WILLIAM T. PROLER*                    Director
-----------------------------------------------------
                  William T. Proler

                 /s/ ROBERT C. LARRY                     Executive Vice President, Finance, Treasurer
-----------------------------------------------------    and Chief Financial Officer (Principal
                   Robert C. Larry                       Financial Officer)

                  /s/ AMIT N. PATEL                      Vice President, Finance and Controller
-----------------------------------------------------    (Principal Accounting Officer)
                    Amit N. Patel

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          AEROSPACE METALS, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                /s/ PAUL I. HAVESON*                     Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                   Paul I. Haveson

                 /s/ ROBERT KASETA*                      Vice President, Finance and Chief Accounting
-----------------------------------------------------    Officer (Principal Financial and Accounting
                    Robert Kaseta                        Officer)

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          AMERICAN SCRAP PROCESSING, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ FRANK J. COZZI*                     Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                   Frank J. Cozzi

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          CALIFORNIA METALS RECYCLING, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ DANIEL B. BURGESS*                    Director and Chairman of the Board
-----------------------------------------------------
                  Daniel B. Burgess

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                  /s/ JAMES MEJIA*                       President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                     James Mejia

                   /s/ MEL CARLL*                        Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                      Mel Carll

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          CIM TRUCKING, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ FRANK J. COZZI*                     Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                   Frank J. Cozzi

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          COMETCO CORP.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ FRANK J. COZZI*                     Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                   Frank J. Cozzi

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          COZZI BUILDING CORPORATION


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ FRANK J. COZZI*                     Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                   Frank J. Cozzi

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  -------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          COZZI IRON & METAL, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ FRANK J. COZZI*                     Director, President and Chief Executive
-----------------------------------------------------    Officer
                   Frank J. Cozzi                        (Principal Executive Officer)

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          C SHREDDING CORP.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ FRANK J. COZZI*                     Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                   Frank J. Cozzi

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          EMCO TRADING, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ DANIEL B. BURGESS*                    Director and Chairman of the Board
-----------------------------------------------------
                  Daniel B. Burgess

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

               /s/ KENNETH P. MUELLER*                   Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                 Kenneth P. Mueller

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          FERREX TRADING CORPORATION


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

              /s/ GEORGE A. ISAAC, III*                  Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                George A. Isaac, III

                /s/ JUDY WILLIAMSON*                     Vice President, Finance
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   Judy Williamson

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          FIRMA, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ DANIEL B. BURGESS*                    Director and Chairman of the Board
-----------------------------------------------------
                  Daniel B. Burgess

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                  /s/ JAMES MEJIA*                       President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                     James Mejia

                   /s/ MEL CARLL*                        Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                      Mel Carll

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          FIRMA PLASTIC CO., INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ DANIEL B. BURGESS*                    Director and Chairman of the Board
-----------------------------------------------------
                  Daniel B. Burgess

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                  /s/ JAMES MEJIA*                       President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                     James Mejia

                   /s/ MEL CARLL*                        Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                      Mel Carll

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          FPX, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ FRANK J. COZZI*                     Director, President and Chief Executive
-----------------------------------------------------    Officer
                   Frank J. Cozzi                        (Principal Executive Officer)

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  -------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          HOUSTON COMPRESSED STEEL CORP.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ WILLIAM T. PROLER*                    Director, Chairman of the Board, President and
-----------------------------------------------------    Chief Executive Officer (Principal Executive
                  William T. Proler                      Officer)

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ DAVID SONNIER*                      Vice President and Chief Financial Officer
-----------------------------------------------------    (Principal Financial Officer)
                    David Sonnier

                   /s/ LEE HARRIS*                       Chief Accounting Officer
-----------------------------------------------------    (Principal Accounting Officer)
                     Lee Harris

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          HOUTEX METALS COMPANY, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ WILLIAM T. PROLER*                    Director, Chairman of the Board, President and
-----------------------------------------------------    Chief Executive Officer (Principal Executive
                  William T. Proler                      Officer)

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ DAVID SONNIER*                      Vice President and Chief Financial Officer
-----------------------------------------------------    (Principal Financial Officer)
                    David Sonnier

                   /s/ LEE HARRIS*                       Chief Accounting Officer
-----------------------------------------------------    (Principal Accounting Officer)
                     Lee Harris

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.

                                          THE ISAAC CORPORATION

                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ ALBERT A. COZZI                   Director
-----------------------------------------------------
                   Albert A. Cozzi

               /s/ DAVID A. CARPENTER*                 Director
-----------------------------------------------------
                 David A. Carpenter

              /s/ GEORGE A. ISAAC, III*                Director, President and Chief Executive
-----------------------------------------------------  Officer (Principal Executive Officer)
                George A. Isaac, III

                /s/ JUDY WILLIAMSON*                   Vice President, Finance
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                   Judy Williamson

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.

                                          KANKAKEE SCRAP CORPORATION

                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ FRANK J. COZZI*                   Director, Chairman of the Board and Chief
-----------------------------------------------------  Executive Officer (Principal Executive
                   Frank J. Cozzi                      Officer)

                 /s/ ALBERT A. COZZI                   Director
-----------------------------------------------------
                   Albert A. Cozzi

                /s/ MICHAEL MITCHELL*                  Chief Financial Officer
-----------------------------------------------------  (Principal Financial Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          KIMERLING ACQUISITION CORP.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ WILLIAM T. PROLER*                    Director, Chairman of the Board, President and
-----------------------------------------------------    Chief Executive Officer (Principal Executive
                  William T. Proler                      Officer)

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ DAVID SONNIER*                      Vice President and Chief Financial Officer
-----------------------------------------------------    (Principal Financial Officer)
                    David Sonnier

                   /s/ LEE HARRIS*                       Treasurer and Chief Accounting Officer
-----------------------------------------------------    (Principal Accounting Officer)
                     Lee Harris



*By:     /s/ ALBERT A. COZZI

     -------------------------------

             Albert A. Cozzi


            Attorney-in-fact

             SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          MAC LEOD METALS CO.

                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ DANIEL B. BURGESS*                    Director and Chairman of the Board
-----------------------------------------------------
                  Daniel B. Burgess

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                  /s/ JAMES MEJIA*                       President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                     James Mejia

                   /s/ MEL CARLL*                        Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                      Mel Carll

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          METAL MANAGEMENT ARIZONA, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ DANIEL B. BURGESS*                    Director and Chairman of the Board
-----------------------------------------------------
                  Daniel B. Burgess

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

               /s/ KENNETH P. MUELLER*                   Director, President and Chief Executive
-----------------------------------------------------    Officer
                 Kenneth P. Mueller                      (Principal Executive Officer)

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          METAL MANAGEMENT GULF COAST, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ WILLIAM T. PROLER*                    Director, Chairman of the Board, President and
-----------------------------------------------------    Chief Executive Officer (Principal Executive
                  William T. Proler                      Officer)

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ DAVID SONNIER*                      Vice President and Chief Financial Officer
-----------------------------------------------------    (Principal Financial Officer)
                    David Sonnier

                   /s/ LEE HARRIS*                       Chief Accounting Officer
-----------------------------------------------------    (Principal Accounting Officer)
                     Lee Harris

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          METAL MANAGEMENT PITTSBURGH, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                /s/ PAUL I. HAVESON*                     Director
-----------------------------------------------------
                   Paul I. Haveson

                  /s/ LARRY SNYDER*                      President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                    Larry Snyder

                  /s/ TINA ZOTOLLA*                      Chief Financial Officer and Chief Accounting
-----------------------------------------------------    Officer
                    Tina Zotolla                         (Principal Financial and Accounting Officer)

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          METAL MANAGEMENT REALTY, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director, President and Chief Executive
-----------------------------------------------------    Officer
                   Albert A. Cozzi                       (Principal Executive Officer)

                /s/ ROBERT C. LARRY*                     Vice President and Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   Robert C. Larry

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          MICHAEL SCHIAVONE & SONS, INC.


                                          By:      /s/ ROBERT C. LARRY


                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

            /s/ ANDREW J. NAPORANO, JR.*                 President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
               Andrew J. Naporano, Jr.

                  /s/ JAMES KEACH*                       Chief Financial Officer and Treasurer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                     James Keach

              *By: /s/ ALBERT A. COZZI
 --------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          NAPORANO IRON & METAL CO.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

               /s/ JOSEPH F. NAPORANO*                   Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                 Joseph F. Naporano

            /s/ ANDREW J. NAPORANO, JR.*                 Director and Senior Vice President
-----------------------------------------------------
               Andrew J. Naporano, Jr.

                 /s/ JOHN NAPORANO*                      Chief Financial Officer
-----------------------------------------------------    (Principal Financial Officer)
                    John Naporano

                  /s/ JOHN TIZIANI*                      Chief Accounting Officer
-----------------------------------------------------    (Principal Accounting Officer)
                    John Tiziani

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          NEWELL RECYCLING WEST, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ DANIEL B. BURGESS*                    Director and Chairman of the Board
-----------------------------------------------------
                  Daniel B. Burgess

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

             /s/ G. ROBERT TRIESCH, III*                 Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
               G. Robert Triesch, III

                 /s/ CLIFF VELLINGA*                     Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   Cliff Vellinga

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          NIMCO SHREDDING CO.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

               /s/ JOSEPH F. NAPORANO*                   Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                 Joseph F. Naporano

            /s/ ANDREW J. NAPORANO, JR.*                 Director and Senior Vice President
-----------------------------------------------------
               Andrew J. Naporano, Jr.

                 /s/ JOHN NAPORANO*                      Chief Financial Officer
-----------------------------------------------------    (Principal Financial Officer)
                    John Naporano

                  /s/ JOHN TIZIANI*                      Chief Accounting Officer
-----------------------------------------------------    (Principal Accounting Officer)
                    John Tiziani

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          138 SCRAP, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ FRANK J. COZZI*                     Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                   Frank J. Cozzi

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          PERLCO, L.L.C.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ FRANK J. COZZI*                     President and Chief Executive Officer of Cozzi
-----------------------------------------------------    Iron & Metal, Inc. and FPX, Inc., all of the
                   Frank J. Cozzi                        members of PerlCo, L.L.C.
                                                         President and Chief Executive Officer of
                                                         PerlCo, L.L.C. (Principal Executive Officer)

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer of PerlCo, L.L.C.
-----------------------------------------------------    (Principal Financial Officer)
                  Michael Mitchell

                   /s/ ODUS WILEY*                       Chief Accounting Officer of PerlCo, L.L.C.
-----------------------------------------------------    (Principal Accounting Officer)
                     Odus Wiley

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          P. JOSEPH IRON & METAL, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

              /s/ GEORGE A. ISAAC, III*                  Director, President and Chief Executive
-----------------------------------------------------    Officer
                George A. Isaac, III                     (Principal Executive Officer)

                /s/ STEFANIE VAUGHT*                     Vice President and Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   Stefanie Vaught

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          PROLER SOUTHWEST INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ WILLIAM T. PROLER*                    Director, Chairman of the Board, President and
-----------------------------------------------------    Chief Executive Officer (Principal Executive
                  William T. Proler                      Officer)

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ DAVID SONNIER*                      Vice President and Chief Financial Officer
-----------------------------------------------------    (Principal Financial Officer)
                    David Sonnier

                   /s/ LEE HARRIS*                       Chief Accounting Officer
-----------------------------------------------------    (Principal Accounting Officer)
                     Lee Harris

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          PROLER STEELWORKS, L.L.C.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Manager
-----------------------------------------------------
                   Albert A. Cozzi

               /s/ WILLIAM T. PROLER*                    Manager, President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                  William T. Proler

                /s/ ROBERT C. LARRY*                     Vice President
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   Robert C. Larry

              *By: /s/ ALBERT A. COZZI
  -------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          R&P HOLDINGS, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                  /s/ LARRY SNYDER*                      President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                    Larry Snyder

                  /s/ TINA ZOTOLLA*                      Chief Financial Officer and Chief Accounting
-----------------------------------------------------    Officer
                    Tina Zotolla                         (Principal Financial and Accounting Officer)

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          RESERVE IRON & METAL LIMITED
                                          PARTNERSHIP

                                          By: P. Joseph Iron & Metal, Inc.,
                                              its general partner


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director of P. Joseph Iron & Metal, Inc.
-----------------------------------------------------
                   Albert A. Cozzi

              /s/ GEORGE A. ISAAC, III*                  Director, President and Chief Executive
-----------------------------------------------------    Officer of P. Joseph Iron & Metal, Inc.
                George A. Isaac, III                     (Principal Executive Officer)

                /s/ STEFANIE VAUGHT*                     Vice President and Chief Financial Officer of
-----------------------------------------------------    P. Joseph Iron & Metal, Inc.
                   Stefanie Vaught                       (Principal Financial and Accounting Officer)

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          SALT RIVER RECYCLING, L.L.C.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ DANIEL B. BURGESS*                    Manager and Chairman
-----------------------------------------------------
                  Daniel B. Burgess

                 /s/ ALBERT A. COZZI                     Manager
-----------------------------------------------------
                   Albert A. Cozzi

               /s/ KENNETH P. MUELLER*                   Manager, President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                 Kenneth P. Mueller

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          SCRAP PROCESSING, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                 /s/ FRANK J. COZZI*                     Director, President and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                   Frank J. Cozzi

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          TORRINGTON SCRAP COMPANY


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

            /s/ ANDREW J. NAPORANO, JR.*                 President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
               Andrew J. Naporano, Jr.

                  /s/ JAMES KEACH*                       Chief Financial Officer and Treasurer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                     James Keach

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          TROJAN TRADING CO.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ DANIEL B. BURGESS*                    Director and Chairman of the Board
-----------------------------------------------------
                  Daniel B. Burgess

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

                  /s/ JAMES MEJIA*                       President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                     James Mejia

                   /s/ MEL CARLL*                        Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                      Mel Carll

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON AUGUST 10, 1999.


                                          USA SOUTHWESTERN CARRIER, INC.


                                          By:      /s/ ROBERT C. LARRY

                                            ------------------------------------

                                                      Robert C. Larry


                                                       Vice President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 10, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ DANIEL B. BURGESS*                    Director and Chairman of the Board
-----------------------------------------------------
                  Daniel B. Burgess

                 /s/ ALBERT A. COZZI                     Director
-----------------------------------------------------
                   Albert A. Cozzi

               /s/ KENNETH P. MUELLER*                   Director, President and Chief Executive
-----------------------------------------------------    Officer
                 Kenneth P. Mueller                      (Principal Executive Officer)

                /s/ MICHAEL MITCHELL*                    Chief Financial Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                  Michael Mitchell

              *By: /s/ ALBERT A. COZZI
  ------------------------------------------------
                   Albert A. Cozzi
                  Attorney-in-fact